                          -----------------------------------
                          -----------------------------------

                                   CREDIT AGREEMENT


                                     BY AND AMONG


                               ECO SOIL SYSTEMS, INC.,
                          ASPEN CONSULTING COMPANIES, INC.,
                                TURF SPECIALTY, INC.,
                             TURF ACQUISITION SUB., INC.,
                              ECO TURF PRODUCTS, INC.,
    AGRICULTURAL SUPPLY, INC. (F.K.A. AGRICULTURAL ACQUISITION SUB., INC.),
                              MITIGATION SERVICES, INC.,
                             BENHAM CHEMICAL CORPORATION,
                              YUMA ACQUISITION SUB, INC.
                                      BORROWERS,


                                 THE PROVIDENT BANK,
                                        AGENT


                                         AND


                           VARIOUS LENDERS DESCRIBED HEREIN



                                   AUGUST 25, 1998


                          -----------------------------------
                          -----------------------------------

                                  TABLE OF CONTENTS

                                                                             Page
ARTICLE 1

     INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.1    PROVISIONS PERTAINING TO DEFINITIONS.. . . . . . . . . .  1
     Section 1.2    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2

     THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 2.1    COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . 29
     Section 2.2    MAKING THE LOANS . . . . . . . . . . . . . . . . . . . . 29
     Section 2.3    DRAWS, ADVANCES AND SETTLEMENT OF PAYMENTS AND ADVANCES. 29
     Section 2.4    THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 2.5    INTEREST PAYABLE ON THE LOANS. . . . . . . . . . . . . . 31
     Section 2.6    REPAYMENTS AND PREPAYMENTS OF PRINCIPAL. . . . . . . . . 33
     Section 2.7    PAYMENTS AND COMPUTATIONS. . . . . . . . . . . . . . . . 35
     Section 2.8    PAYMENTS TO BE FREE OF DEDUCTIONS. . . . . . . . . . . . 37
     Section 2.9    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 38
     Section 2.10   LIBOR BREAKAGE COST. . . . . . . . . . . . . . . . . . . 38
     Section 2.11   ADDITIONAL COSTS, ETC. . . . . . . . . . . . . . . . . . 38
     Section 2.12   AGENT AND LENDER STATEMENTS. . . . . . . . . . . . . . . 39
     Section 2.13   ALLOCATION OF LIABILITY. . . . . . . . . . . . . . . . . 39
     Section 2.14   LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . 40

ARTICLE 3

     SECURITY AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 3.1    SECURITY INTEREST. . . . . . . . . . . . . . . . . . . . 43
     Section 3.2    FINANCING STATEMENTS; ADDITIONAL DOCUMENTS . . . . . . . 43
     Section 3.3    ACCOUNTS; CHATTEL PAPER; LEASE AGREEMENTS. . . . . . . . 44
     Section 3.4    PLEDGE OF STOCK. . . . . . . . . . . . . . . . . . . . . 44
     Section 3.5    RELEASE OF COLLATERAL. . . . . . . . . . . . . . . . . . 45

ARTICLE 4

     CONDITIONS PRECEDENT TO DISBURSEMENTS . . . . . . . . . . . . . . . . . 45
     Section 4.1    CONDITIONS PRECEDENT TO INITIAL CLOSING. . . . . . . . . 45
     Section 4.2    CONDITIONS PRECEDENT TO SUBSEQUENT LOANS . . . . . . . . 48

ARTICLE 5

     GENERAL REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . 49
     Section 5.1    EXISTENCE, ETC . . . . . . . . . . . . . . . . . . . . . 49
     Section 5.2    AUTHORITY, ETC . . . . . . . . . . . . . . . . . . . . . 50
     Section 5.3    BINDING EFFECT OF DOCUMENTS, ETC . . . . . . . . . . . . 51

     Section 5.4    NO EVENTS OF DEFAULT, ETC. . . . . . . . . . . . . . . . 52
     Section 5.5    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . 52
     Section 5.6    CHANGES; NONE ADVERSE. . . . . . . . . . . . . . . . . . 52
     Section 5.7    TITLE TO ASSETS; MATERIAL LEASES . . . . . . . . . . . . 52
     Section 5.8    INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . 53
     Section 5.9    INDEBTEDNESS FOR BORROWED MONEY. . . . . . . . . . . . . 53
     Section 5.10   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . 53
     Section 5.11   NO MATERIALLY ADVERSE CONTRACTS. . . . . . . . . . . . . 54
     Section 5.12   TAXES AND TAX RETURNS, ETC . . . . . . . . . . . . . . . 54
     Section 5.13   CONTRACTS WITH AFFILIATES, ETC . . . . . . . . . . . . . 54
     Section 5.14   EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . 55
     Section 5.15   GOVERNMENTAL REGULATION. . . . . . . . . . . . . . . . . 55
     Section 5.16   SECURITIES ACTIVITIES. . . . . . . . . . . . . . . . . . 55
     Section 5.17   DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . 56
     Section 5.18   NO MATERIAL DEFAULT. . . . . . . . . . . . . . . . . . . 56
     Section 5.19   ENVIRONMENTAL CONDITIONS . . . . . . . . . . . . . . . . 56
     Section 5.20   LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . 57
     Section 5.21   SPECIAL FLOOD HAZARD DETERMINATION . . . . . . . . . . . 57
     Section 5.22   GENERAL COLLATERAL REPRESENTATION. . . . . . . . . . . . 58

ARTICLE 6 AFFIRMATIVE COVENANTS OF BORROWERS . . . . . . . . . . . . . . . . 59
     Section 6.1    REPORTS AND OTHER INFORMATION. . . . . . . . . . . . . . 59
     Section 6.2    MAINTENANCE OF PROPERTY; AUTHORIZATION; INSURANCE. . . . 63
     Section 6.3    KEY MAN LIFE INSURANCE . . . . . . . . . . . . . . . . . 64
     Section 6.4    CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . 64
     Section 6.5    INSPECTION RIGHTS. . . . . . . . . . . . . . . . . . . . 64
     Section 6.6    PAYMENT OF TAXES AND CLAIMS. . . . . . . . . . . . . . . 64
     Section 6.7    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . 65
     Section 6.8    NOTICE OF OTHER EVENTS.. . . . . . . . . . . . . . . . . 65
     Section 6.9    INSPECTIONS AND AUDITS . . . . . . . . . . . . . . . . . 66
     Section 6.10   PAYMENT OF INDEBTEDNESS. . . . . . . . . . . . . . . . . 66
     Section 6.11   PAYMENT OF FEES. . . . . . . . . . . . . . . . . . . . . 66
     Section 6.12   PERFORMANCE OF OBLIGATIONS UNDER CERTAIN DOCUMENTS . . . 66
     Section 6.13   GOVERNMENTAL CONSENTS AND APPROVALS. . . . . . . . . . . 67
     Section 6.14   EMPLOYEE BENEFIT PLANS AND GUARANTEED PENSION PLANS. . . 67
     Section 6.15   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . 68
     Section 6.16   BORROWERS' DEPOSITORY ACCOUNTS.. . . . . . . . . . . . . 68
     Section 6.17   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 68
     Section 6.18   YEAR 2000 COMPATIBILITY. . . . . . . . . . . . . . . . . 68

ARTICLE 7

     FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 7.1    SENIOR SECURED INDEBTEDNESS RATIO. . . . . . . . . . . . 69
     Section 7.2    INTEREST COVERAGE RATIO. . . . . . . . . . . . . . . . . 69
     Section 7.3    TOTAL INDEBTEDNESS RATIO . . . . . . . . . . . . . . . . 69
     Section 7.4    FIXED CHARGE COVERAGE. . . . . . . . . . . . . . . . . . 70

     Section 7.5    CURRENT RATIO. . . . . . . . . . . . . . . . . . . . . . 70
     Section 7.6    LIMITATION ON CAPITAL EXPENDITURES . . . . . . . . . . . 70

ARTICLE 8

     NEGATIVE COVENANTS OF BORROWERS . . . . . . . . . . . . . . . . . . . . 71
     Section 8.1    LIMITATION ON NATURE OF BUSINESS . . . . . . . . . . . . 71
     Section 8.2    LIMITATION ON FUNDAMENTAL CHANGES. . . . . . . . . . . . 71
     Section 8.3    RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . 72
     Section 8.4    MANAGEMENT COMPENSATION. . . . . . . . . . . . . . . . . 73
     Section 8.5    LIMITATION ON DISPOSITION OF ASSETS. . . . . . . . . . . 73
     Section 8.6    LIMITATION ON INVESTMENTS. . . . . . . . . . . . . . . . 74
     Section 8.7    ACQUISITION OF MARGIN SECURITIES . . . . . . . . . . . . 75
     Section 8.8    LIMITATION ON MORTGAGES, LIENS AND ENCUMBRANCES. . . . . 75
     Section 8.9    NO ADDITIONAL NEGATIVE PLEDGES . . . . . . . . . . . . . 76
     Section 8.10   NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWERS 76
     Section 8.11   LIMITATION ON INDEBTEDNESS . . . . . . . . . . . . . . . 76
     Section 8.12   LIMITATION ON SALES AND LEASEBACKS . . . . . . . . . . . 77
     Section 8.13   TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . 77
     Section 8.14   CHANGES RELATING TO SUBORDINATED INDEBTEDNESS. . . . . . 77
     Section 8.15   NO ADDITIONAL BANK ACCOUNTS. . . . . . . . . . . . . . . 77

ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . 78
     Section 9.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . 78
             (a)    PRINCIPAL AND INTEREST . . . . . . . . . . . . . . . . . 78
             (b)    REPRESENTATION AND WARRANTIES. . . . . . . . . . . . . . 78
             (c)    CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . 78
             (d)    OTHER COVENANTS. . . . . . . . . . . . . . . . . . . . . 78
             (e)    LOAN DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 78
             (f)    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . 78
             (g)    DEFAULT BY BORROWERS UNDER OTHER AGREEMENTS. . . . . . . 79
             (h)    INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . 79
             (i)    JUDGMENT . . . . . . . . . . . . . . . . . . . . . . . . 79
             (j)    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 80
             (k)    CHANGE OF CONTROL. . . . . . . . . . . . . . . . . . . . 80
             (l)    MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . 80
     Section 9.2    TERMINATION OF COMMITMENTS AND ACCELERATION OF
                    OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . 80
     Section 9.3    REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . 81
     Section 9.4    NO IMPLIED WAIVER; RIGHTS CUMULATIVE . . . . . . . . . . 83
     Section 9.5    SET-OFF; PRO RATA SHARING. . . . . . . . . . . . . . . . 83

ARTICLE 10

     CONCERNING THE AGENT AND THE LENDERS. . . . . . . . . . . . . . . . . . 84
     Section 10.1   APPOINTMENT OF THE AGENT . . . . . . . . . . . . . . . . 84
     Section 10.2   AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . 84
     Section 10.3   ACCEPTANCE OF APPOINTMENT. . . . . . . . . . . . . . . . 84

     Section 10.4   COLLATERAL MATTERS . . . . . . . . . . . . . . . . . . . 85
     Section 10.5   AGENCY FOR PERFECTION. . . . . . . . . . . . . . . . . . 86
     Section 10.6   APPLICATION OF MONEYS. . . . . . . . . . . . . . . . . . 86
     Section 10.7   RELIANCE BY THE AGENT. . . . . . . . . . . . . . . . . . 86
     Section 10.8   EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . 87
     Section 10.9   ACTION BY THE AGENT. . . . . . . . . . . . . . . . . . . 87
     Section 10.10  AMENDMENTS, WAIVERS AND CONSENTS . . . . . . . . . . . . 88
     Section 10.11  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 88
     Section 10.12  REIMBURSEMENT OF THE AGENT . . . . . . . . . . . . . . . 89
     Section 10.13  SHARING OF FUNDS RECEIVED. . . . . . . . . . . . . . . . 89
     Section 10.14  DEALING WITH LENDERS . . . . . . . . . . . . . . . . . . 89
     Section 10.15  AGENT AS LENDER. . . . . . . . . . . . . . . . . . . . . 90
     Section 10.16  DUTIES NOT TO BE INCREASED . . . . . . . . . . . . . . . 90
     Section 10.17  LENDER CREDIT DECISIONS. . . . . . . . . . . . . . . . . 90
     Section 10.18  RESIGNATION OF AGENT . . . . . . . . . . . . . . . . . . 90
     Section 10.19  ASSIGNMENT OF NOTES; PARTICIPATION . . . . . . . . . . . 90

ARTICLE 11

     PROVISIONS OF GENERAL APPLICATION . . . . . . . . . . . . . . . . . . . 91
     Section 11.1   TERM OF AGREEMENT. . . . . . . . . . . . . . . . . . . . 92
     Section 11.2   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . 92
     Section 11.3   SURVIVAL OF REPRESENTATIONS. . . . . . . . . . . . . . . 93
     Section 11.4   POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . . 93
     Section 11.5   AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . 93
     Section 11.6   COSTS, EXPENSES, TAXES AND INDEMNIFICATION . . . . . . . 94
     Section 11.7   LANGUAGE . . . . . . . . . . . . . . . . . . . . . . . . 95
     Section 11.8   BINDING EFFECT; ASSIGNMENT . . . . . . . . . . . . . . . 95
     Section 11.9   GOVERNING LAW; JURISDICTION AND VENUE. . . . . . . . . . 95
     Section 11.10  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . 96
     Section 11.11  WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . 96
     Section 11.12  INTERPRETATION AND PROOF OF LOAN DOCUMENTS . . . . . . . 96
     Section 11.13  INTEGRATION OF SCHEDULES AND EXHIBITS. . . . . . . . . . 97
     Section 11.14  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . 97
     Section 11.15  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . 97
     Section 11.16  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . 97
     Section 11.17  ONE GENERAL OBLIGATION . . . . . . . . . . . . . . . . . 97
     Section 11.18  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . 97

                                      SCHEDULES

                                       ANNEX I

1           Lenders
1.1         Depository Accounts
1.2         Excluded Property
1.3         Principal Account Debtors
3.1         Mortgaged Property and Leasehold Interests
3.2         Required Post-Closing Consents to the Assignment of Patents and Trademarks
5.1(a)      Jurisdictions where qualified to do business
5.1(b)      Capital Stock
            Part I:  Authorized Capital Stock
            Part II:  Outstanding Options, Rights or Warrants
5.1(c)      Subsidiaries
5.7         Title to Assets; Material Leases of Property
5.8         Intellectual Property
5.9         Permitted Indebtedness
5.10        Litigation
5.11        Material Contracts
5.12(a)     Tax Returns
5.12(c)     Deficiencies for Taxes and Audits
5.18        Notice of Default
5.22        UCC Filing Offices
8.8(f)      Liens

                                       EXHIBITS


Exhibit A   Form of Assignment of Patents
Exhibit B   Form of Assignment of Trademarks
Exhibit C   Form of Blocked Account Agreement
Exhibit D   Form of Borrowing Base Certificate
Exhibit E   Form of Compliance Certificate
Exhibit F   Form of Leasehold Mortgage
Exhibit G   Form of Pledge Agreement
Exhibit H   Form of Revolving Credit Promissory Note
Exhibit I   Form of Notice of Election
Exhibit J   Form of Borrowers' Counsel Opinion Letter
Exhibit K   Form of Lenders Assignment and Assumption Agreement

     THIS CREDIT AGREEMENT dated as of August 25, 1998 ("Credit Agreement"), is by and among ECO SOIL SYSTEMS, INC., a Nebraska corporation ("Holdings"), ASPEN CONSULTING COMPANIES, INC., a Colorado corporation ("ACI"), TURF SPECIALTY, INC., a Delaware corporation ("TSI"),TURF ACQUISITION SUB., INC., a Delaware corporation ("TAS"), ECO TURF PRODUCTS, INC., a Delaware corporation ("ETP"), AGRICULTURAL SUPPLY, INC. (f.k.a. AGRICULTURAL ACQUISITION SUB., INC.), a Delaware corporation ("ASI"), MITIGATION SERVICES, INC., a Delaware corporation ("MSI"), and BENHAM CHEMICAL CORPORATION, a Michigan corporation ("BCC") and YUMA ACQUISITION SUB., INC., a Delaware corporation ("Yuma") (Holdings, ACI, TSI, TAS, ETP, ASI, MSI, BCC and Yuma hereinafter, together with their respective successors in title and assigns called "Borrowers" and each of which is a "Borrower"), the banks and lending institutions set forth on Schedule 1 hereto (the "Lenders") and THE PROVIDENT BANK, an Ohio banking corporation ("Provident"), executing this Agreement in its capacity of Agent for the Lenders under this Agreement (hereinafter called "Provident" or "Agent").


                                       ARTICLE 1

                                    INTERPRETATION

     Section 1.1 PROVISIONS PERTAINING TO DEFINITIONS. For all purposes of this Credit Agreement (except where such interpretations would be inconsistent with the context or the subject matter):

            (a) The expression "this Agreement" shall mean this Credit Agreement (including all of the Schedules and Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated;

            (b) Where appropriate, words importing the singular only shall include the plural and vice versa, and all references to dollars shall be United States Dollars; and

            (c) Accounting terms not otherwise defined herein shall have the meanings customarily given in accordance with Generally Accepted Accounting Principles (as hereinafter defined) and all financial computations or determinations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with the financial statements delivered pursuant to Section 4.1(t) and shall be made on a Consolidated basis, PROVIDED, HOWEVER, that if Borrowers notice the Agent that Borrowers wish to amend any covenant in Article 7 or any related financial or accounting definition to eliminate the effect of any material change in GAAP on the operation of such covenant or definition (or if the Agent notifies Borrowers that the Requisite Lenders wish to amend Article 7 or any related definition for such purpose), then the

Borrowers' compliance with such covenant or the determination of "Excess Cash Flow" or any related definition, as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Requisite Lenders.

     Section 1.2 DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings in this
Agreement:

     "ACCOUNTANTS" mean Ernst & Young, LLP, or such other nationally recognized firm of certified public accountants selected by Holdings and acceptable to Agent and Lenders.

     "ACCOUNT DEBTOR" means any Person obligated for the payment of an Account.

     "ACCOUNTS" mean, with respect to any Person, such Person's accounts, rental agreements and other contract rights, rights to payment and other forms of obligation for the payment of money, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), all accounts created by or arising from all of such Person's sales of goods, financial instruments, documents, permits or other items, or rendition of services, including funds transfer services, made under any of such Person's trade names or styles, or through any of such Person's subsidiaries or divisions, and all accounts acquired by assignment in the ordinary course of business; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by such Person with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person acquired in a Permitted Acquisition outstanding on the date such Person was acquired by Holdings or one of its Subsidiaries.

     "ADJUSTED PRIME RATE" means the rate of interest per annum equal to the sum of the Prime Rate plus the Applicable Margin.

     "ADJUSTED PRIME RATE LOANS" means a Loan which bears interest at the Adjusted Prime Rate.

     "AFFILIATE" means, in relation to any Person (in this definition called "AFFILIATED PERSON"), any Person (i) which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person; (ii) which (directly or indirectly) owns or holds ten percent (10%) or more of any equity interest in any Borrower; or (iii) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by any Borrower. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise.

     "AGENT" means Provident acting in the capacity as Agent for the Lenders under the Loan Documents and includes (where the context so admits) any other Person or Persons succeeding to the functions of Agent under such documents.

     "AGENT DEPOSIT ACCOUNT" has the meaning set forth in Section 2.3(e) hereof.

     "AGENT DISBURSEMENT ACCOUNT" has the meaning set forth in Section 2.3(b) hereof.

     "APPLICABLE MARGIN" shall mean 1.00 for Adjusted Prime Rate Loan and 3.00 for Libor Rate Loans, unless increased upon the conditions set forth in
Section 3.2.

     "ASSIGNMENT OF PATENTS" means the Assignment of Patents from Borrowers to Agent substantially in the form of Exhibit A hereto.

     "ASSIGNMENT OF TRADEMARKS" means the Assignment of Trademarks from Borrowers to Agent substantially in the form of Exhibit B hereto.

     "AUDIT FEE" means such amount as separately agreed to in writing by the parties hereto together with all reasonable incidental out of pocket expenses associated with or incurred by Agent in connection with the audits contemplated by Section 6.1(e).

     "BLOCKED ACCOUNT AGREEMENT" shall mean the Blocked Account Agreement between a Borrower and Agent in the form of Exhibit C hereto, acknowledged by each depository institution with which any Borrower maintains deposits, pursuant to which such financial institutions shall agree not to permit funds in such bank accounts to be disbursed except to the Agent Disbursement Account, or any other account maintained at or controlled by the Agent, provided, however, that such depository institutions shall be permitted to maintain balances up to the amount set forth in Section 6.16, which such amount may be disbursed notwithstanding the Blocked Account Agreement so long as no Event of Default has occurred and is continuing.

     "BORROWER'S KNOWLEDGE" or other similar phrase means the actual knowledge of the Management Officers.

     "BORROWING BASE" means, as of any date of determination, the sum of (a) an amount equal to eighty percent (80%) of Eligible Accounts, PLUS (b) an amount equal to the lesser of Ten Million and 00/100 Dollars ($10,000,000.00) and sixty-five percent (65%) of Eligible Inventory.

     "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit D hereto, or such other form as the Agent may from time to time direct, setting forth the calculation of Eligible Inventory and Eligible Accounts and computing the Borrowing Base.

     "BUSINESS DAY" means any day other than a Saturday or Sunday on which commercial banking institutions are open for business in Cincinnati, Ohio.

     "CAPITAL EXPENDITURE" means any amount paid or incurred in connection with the purchase of real estate, plant, machinery, equipment or other similar expenditure (including all renewals, improvements and replacements thereto, and all obligations under any lease of any of the foregoing) which would be required to be capitalized and shown on the Consolidated balance sheet of Borrowers in accordance with GAAP; PROVIDED, HOWEVER, amounts paid or incurred in connection with Permitted Acquisitions, and amounts paid or incurred pursuant to the San Diego Property Acquisition Agreement, shall be excluded from Capital Expenditures.

     "CAPITAL LEASE" means any lease of Property which has been or is required to be capitalized on a Borrower's financial statements in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means any obligation to pay rent or other amounts under a Capital Lease and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock, whether common or preferred, including, without limitation, partnership interests.

     "CASH ACQUISITION CONSIDERATION" means, with respect to any Permitted Acquisition, the aggregate amount of consideration paid by Holdings or a Subsidiary of Holdings in connection therewith, including, without limitation (but without duplication):

          (i) the aggregate amount of cash paid, the aggregate fair market value of non-cash property delivered and the aggregate amount of Indebtedness incurred by Holdings or a Subsidiary in connection with such acquisition;

          (ii)   Acquired Indebtedness; and

          (iii) the aggregate amount of Indebtedness for Borrowed Money issued or incurred by Holdings or such Subsidiary to the extent not included in clause (ii) above,

but in any event excluding (x) Capital Stock of Holdings issued in connection with such acquisition; (y) Earn Out Obligations incurred in connection with a Permitted Acquisition and (z) liabilities for which Holdings or a Subsidiary of Holdings have received full indemnification or other financial assurances from or on behalf of the transferee (so long as the obligors on such indemnification or other financial assurances are, in the reasonable opinions of the Agent and Holdings, creditworthy).

     "CASH EQUIVALENTS" mean: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months from the date of acquisition thereof;
(ii) investments in certificates of deposit or bankers' acceptances maturing within three (3) months from the date of acquisition issued by any Lender or any commercial bank organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00); (iii) investments in commercial paper of any Lender or of any other Person which, at the time of issuance, have a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc. and maturing not more than 270 days from the date of acquisition thereof; (iv) obligations of the type described in (i), (ii) or (iii) above purchased pursuant to a repurchase agreement obligating the counterparty to repurchase such obligations not later than thirty (30) days after the purchase thereof, secured by a fully perfected security interest in any such obligation, and having a market value at the time such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of the issuing bank; (v) time deposits or Eurodollar time deposits maturing no more than thirty (30) days from the date of creation with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of One Hundred Thousand and 00/100 Dollars ($100,000.00) or the maximum insurance applicable to the aggregate amount of such Person's deposits in such institution; and (vi) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments primarily of the character described in the foregoing subdivisions
(i), (ii) and (iii), and (iv) other investments approved, in writing, by the Agent in its sole and absolute discretion and offered by financial institutions with combined capital surplus and undivided profits greater that $250,000,000.

     "CASH FLOW" means, for any period, the following, each calculated for such period, without duplication: (i) EBITDA, LESS (ii) income and franchise taxes actually paid by a Borrower (net of any refunds received) (including decreases in deferred income taxes resulting from tax payments actually made), LESS (iv) Capital Expenditures (to the extent actually made in cash by a Borrower and excluding the non-current portion of Capital Expenditures which have been financed).

     "CASH INTEREST EXPENSE" means the Consolidated aggregate amount of all interest expense of the Borrowers on Indebtedness for Borrowed Money (net of interest income) paid but excluding such interest expense accrued but not paid.

     "CASUALTY LOSS" means any occurrence or event pursuant to which any asset or property owned or used by Borrowers is, in a material respect, (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise.

     "CHANGE OF CONTROL" means the time at which (i) any Person (including a Person's Affiliates and associates) or group (as that term is understood under
Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than Management Shareholders and Affiliates thereof (the "CONTROL GROUP") or a group controlled by the Control Group, has become the beneficial owner of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Holdings equal to at least thirty percent (30%), (ii) except as otherwise permitted herein, there shall be consummated any consolidation or merger of any Borrowers or Holdings pursuant to which such Borrower's or Holdings' common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of such Borrower or Holdings in which the holders of such common stock (or such other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of such Borrower's or Holdings' common stock immediately prior to such merger, (iii) except as otherwise permitted herein, all or substantially all of the assets of Holdings and the Borrowers shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate of a Borrower or Holdings, other than a Borrower or a Subsidiary of a Borrower) in one or a series of transactions, (iv) William B. Adams shall cease to perform his duties as Chairman and Chief Executive Officer of Holdings, or
(v) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors.

     "CHATTEL PAPER" means any "chattel paper" as such term is defined in
Section 9-105(1)(b) of the UCC, now owned or hereafter acquired.

     "CLOSING DATE" means August 25, 1998.

     "CLOSING FEE" means such amount as separately agreed to in writing by the parties hereto.

     "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "COLLATERAL" means all Accounts, Inventory, Equipment, General Intangibles, fixtures, Goods, motor vehicles, leasehold improvements, Documents, Instruments, Chattel Paper, Intellectual Property, Inventory subject to leases and rights under lease agreements for the leasing of inventory, money, deposit accounts, rights to draw on letters of credit, permits, licenses and the cash or noncash Proceeds (including insurance or other rights to receive payment with respect thereto) of any of the foregoing and all accessions and additions to and replacements of the foregoing, and all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records of each Borrower) pertaining to any of the foregoing or any of the Premises herein, together with the real property, leasehold interests, buildings and fixtures described in the Mortgages, and all other property and rights assigned by a Borrower to Agent, on behalf of the Lenders, to secure Borrowers' obligations under the Loan Documents. Notwithstanding the foregoing, the term "Collateral" shall not include any Excluded Property, except and until such Excluded Property shall be required to become Collateral pursuant to Section 3.2.

     "COMMITMENT FEE" means a fee equal to one-half of one percent (0.5%) per annum (computed on the basis of a 360-day year for the actual number of days elapsed) on the average daily unused amount of the Maximum Revolving Commitment, unless increased upon the conditions set forth in Section 3.2.

     "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Credit Agreement, and includes, without limitation, all series and classes of such common stock.

     "COMPLIANCE CERTIFICATE" means a certificate, substantially in the form of Exhibit E hereto, which certificate evidences the compliance by Borrowers with the covenants of this Agreement.

     "COMPUTATION DATE" means the last day of each March, June, September and December.

     "CONSOLIDATED" means, with respect to any accounting matter or amount, such matter or amount computed on a consolidated basis and without duplication for Holdings and any Subsidiaries in accordance with GAAP.

     "CONTINGENT OBLIGATION" means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another if the primary purpose or intent thereof in incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ii) any liability for the obligations of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (B) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (C) to make take-or-pay, pay-or-play or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (A), (B) or (C) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall, at any given time, be deemed to be equal to the amount of the obligation so guaranteed or otherwise supported. Notwithstanding the foregoing, the term "Contingent Obligations" shall not include Earn Out Obligations.

     "CONTINUING DIRECTOR" means as of any date of determination, any member of the Board of Directors of Holdings who (i) was a member of the Board of Directors of Holdings on the date hereof or (ii) was nominated for election or elected to the Board of Directors of Holdings with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CREDIT COMMITMENT" means, in relation to any particular Lender, the maximum amount with respect to the Revolving Credit Loan to be loaned by such Lender to Borrowers as set forth on Schedule 1 hereof.

     "CURRENT ASSETS" and "CURRENT LIABILITIES" mean at any time, all assets or liabilities, respectively, that, in accordance with GAAP should be classified as current assets or current liabilities, respectively, on a Borrower's balance sheet.

     "CURRENT RATIO" means the ratio of Current Assets (excluding cash, Cash Equivalents, and any amounts due from Affiliates) to Current Liabilities (excluding from Current Liabilities for the purpose of this definition of Current Ratio, the current portion of any long term Indebtedness for Borrowed Money and any amounts due from Affiliates).

     "DEFAULT" means any event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "DEFAULT INTEREST RATE" means an annual rate of interest which shall (to the extent permitted by applicable law) at all times be equal to two percent (2.0%) above the applicable interest rate for a Loan.

     "DEPOSITORY ACCOUNTS" means each bank account of Borrowers listed on
Schedule 1.1.

     "DOCUMENTS" mean any "documents," as such term is defined in
Section 9-105(l)(f) of the UCC, now owned or existing or hereafter arising or acquired.

     "DRAW DATE" means in relation to any Revolving Credit Loan, the day on which such Loan is made or to be made to Borrowers pursuant to this Agreement.

     "EARN OUT OBLIGATIONS" means (a) the obligations of Holdings under the agreements referenced in Schedule 5.1(b), part II, and (b) any obligations of Holdings or a Subsidiary of Holdings incurred in connection with a Permitted Acquisition and the amount of which is based upon post-acquisition performance of the business or assets acquired in connection with the Permitted Acquisition, a Subsidiary acquiring the business or assets in connection with the Permitted Acquisition and/or Holdings.

     "EBITDA" for any period shall mean, without duplication, (i) Net Income; PLUS (ii) for such period any Interest Expense deducted in the determination of Net Income; PLUS (iii) any income, ad valorem, and franchise taxes paid in cash and deducted in the determination of Net Income; PLUS (iv) amortization and depreciation and other non-cash charges deducted in determining Net Income for such period; PLUS (v) immaterial extraordinary losses, losses on sales of assets (other than sales of inventory in the ordinary course of business) and unrealized gains from changes in currency; plus (vi) non-recurring charges of Holdings or its Subsidiaries for Permitted Acquisitions; minus (vi) the sum for such period of interest income, extraordinary gains, gains from sales of assets (other than sales of inventory in the ordinary course of business), unrealized losses from changes in currency; provided, that, if Holdings or any of its Subsidiaries completes a Permitted Acquisition during any Reference Period, EBITDA for such Reference Period shall be determined on a pro forma basis, reasonably acceptable to Agent, as if such Permitted Acquisition was completed on the first day thereof; PROVIDED, FURTHER, that if Holdings or any of its Subsidiaries completes a Specified Disposition during any Reference Period, than EBITDA attributable ACI shall be excluded from the calculation of EBITDA for Holdings on a pro forma basis.

     "ELIGIBLE ACCOUNTS" mean, as at any date of determination, the aggregate of all Accounts of Holdings and/or its Subsidiaries (determined on a consolidated basis and without duplication) consisting of trade accounts receivable arising in the ordinary course of business; EXCEPT that the following Accounts shall not be considered "Eligible Accounts":

          (a) Accounts which remain unpaid for more than ninety (90) days after invoice date;

          (b) Accounts due from an Account Debtor whose principal place of business is located outside the United States of America unless such Account is backed by a letter of credit issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof and has capital and surplus acceptable to Agent or other security acceptable to Agent is provided therefor (in each case as determined by Agent in its discretion exercised in a commercially reasonably manner consistent with industry practices); PROVIDED, that such letter of credit has been delivered to Agent as additional collateral under the Security Documents;

          (c) Accounts due from an Account Debtor which Agent has notified Borrowers does not have a satisfactory credit standing (as determined in the discretion of Agent in a commercially reasonable manner consistent with industry practices);

          (d) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless Borrowers have, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727);

          (e) Accounts with respect to which the Account Debtor is an Affiliate of Borrowers or a director, officer, agent, stockholder or employee of any Borrower or any of its Affiliates (except that the foregoing shall not deem ineligible Accounts with respect to which the Account Debtor is a stockholder of Holdings but not an Affiliate);

          (f) Accounts due from an Account Debtor if more than fifty percent (50%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than ninety (90) days after invoice date;

          (g) Accounts with respect to which the Account Debtor is also a Borrower's creditor or supplier, or as to which the Account Debtor has disputed liability, or where the Account otherwise has become the subject of any right of set-off or counterclaim (but only to the extent of such contra-account, disputed amount, claim, counterclaim or right of set-off);

          (h) Accounts evidenced by an instrument or Chattel Paper (in each case, as defined in Article 9 of the UCC) not in the possession of Agent;

          (i) Accounts with respect to which Agent does not have a valid, first priority and fully perfected security interest and Accounts subject to any Lien except those in favor of Agent on behalf of the Lenders and Permitted Liens;

          (j) Accounts with respect to which the Account Debtor is the subject of any bankruptcy or other insolvency proceeding;

          (k) Accounts due from any single Account Debtor or any affiliated group of Account Debtors, other than the Principal Account Debtors, to the extent that such Accounts exceed in the aggregate an amount equal to ten percent (10%) of the aggregate of all Accounts at said date;

          (l) Accounts with respect to which the Account Debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guaranteed sales, sale or return transactions, sales on approval or consignment sales;

          (m) Accounts with respect to which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

          (n) Accounts with respect to which any covenant, representation or warranty contained in this Agreement, in the Security Agreement or in any other Loan Document has been breached (unless waived by Agent or cured);

          (o) Accounts with respect to which the inventory giving rise to such Account has not been shipped and delivered to the Account Debtor (or, if shipped or delivered, as to which a Borrower has received knowledge or notice of its loss in transit, misdelivery or nonacceptance); or

          (p) Any other Accounts which from time to time Agent, in the exercise of its discretion in a commercially reasonable manner consistent with industry practices, may declare to be ineligible, for purposes hereof.

     "ELIGIBLE ASSIGNEE" means any Person approved by the Agent and Holdings, such approval not to be unreasonably withheld or delayed, provided, however, that if an Event of Default shall have occurred, no such approval of Holdings shall be required.

     "ELIGIBLE INVENTORY" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory consisting of goods held for sale in the ordinary course of a business of Holdings and/or its Subsidiaries, owned by and in the possession of such Person and located in the United States of America, EXCEPT that the following Inventory shall not be considered "Eligible Inventory":

          (a) Inventory with respect to which Agent does not have a valid, first priority and fully perfected security interest;

          (b) Inventory with respect to which there exists any Lien (other than Permitted Liens) in favor of any Person other than Agent on behalf of Lenders;

          (c) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a);

          (d) Finished goods which do not meet the specifications of the purchase order for such goods if Agent notifies such Borrower in writing that, in the discretion of Agent (determined in a commercially reasonable manner consistent with industry practices), such finished goods are not otherwise readily marketable;

          (e) Inventory consisting of promotional items, supplies and novelties;

          (f)    Inventory of finished goods which are over one hundred eighty
     (180) days old or which is obsolete, unmerchantable or otherwise not in good and saleable condition;

          (g) Inventory with respect to which any covenant, representation or warranty contained in this Agreement, in the Security Agreement or in any other Loan Document has been breached (unless waived by Agent or cured);

          (h) Inventory which was purchased by a Borrower in or as part of a "bulk" transfer of assets of the seller (unless the seller and such Borrower have complied with all applicable "bulk" transfer laws or such Borrower has been provided an indemnity agreement acceptable to, and assigned to, Agent), excluding Inventory purchased by a Borrower in a Permitted Acquisition, provided that for purposes hereof, such Inventory is valued at the lesser of (i) the purchase price paid therefor or (ii) the book value of such Inventory as reflected on the books of such Borrower;

          (i) From and after the 45th day after the date of this Agreement, Inventory located at any leased location, or public warehouse (unless such Borrower has provided Agent with an agreement, in form and substance acceptable to Agent, from the lessor or warehouseman of such location waiving any lien on the Inventory, whether arising by contract, statute or otherwise);

          (k)    Inventory which is consigned; or

          (l) Any other Inventory which from time to time Agent, in its sole discretion may declare to be ineligible, for purposes hereof.

     "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in
Section 3(3) of ERISA which (i) a Borrower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the last six years, maintained, administered, contributed to or was required to contribute to, or under which a Borrower or any ERISA Affiliate may incur any liability and (ii) covers any employee or former employee of a Borrower or any ERISA Affiliate (with respect to their relationship with such entities).

     "ENVIRONMENTAL LAWS" mean individually or collectively any local, state or federal law, any applicable statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act ("SARA")); the Resource Conservation and Recovery Act ("RCRA"), as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984); the Toxic Substances Control Act ("TSCA"), as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

     "EQUIPMENT" means any "equipment," as such term is defined in
Section 9-109(2) of the UCC, now owned or hereafter acquired and shall include, without limitation, any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts and accessories installed thereon or affixed thereto.

     "EQUITY INTERESTS" mean Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

     "ERISA AFFILIATE" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code of 1986, as amended.

     "ERISA LIABILITIES" mean the aggregate of all unfunded vested benefits under any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, of a Borrower or any ERISA Affiliate of such Borrower under any Plan covered by ERISA that is not a Multiemployer Plan and all potential withdrawal liabilities of any thereof under all Multiemployer Plans.

     "EVENT OF DEFAULT" means any event or condition described in Section 9.1 of this Agreement.

     "EXCLUDED PROPERTY" means (a) such Intellectual Property owned by Holdings or its Subsidiaries listed on Schedule 1.2 attached hereto; (b) interests in real property to the extent the same have not yet been assigned to the Lenders pursuant to a Mortgage; (c) any property subject to a negative pledge permitted by Section 8.9 hereof; (d) Capital Stock of any Foreign Subsidiary unless Agent determines otherwise in accordance with Section 3.4 herein; (e) property owned by any Foreign Subsidiary unless Agent determines otherwise in accordance with
Section 3.4 herein and (f) any Capital Stock of Holdings acquired by Holdings and held as treasury stock.

     "EXTRAORDINARY DISPOSITION" means, with respect to a Borrower, the sale, lease, transfer or other disposition of assets, other than assets transferred or disposed in the ordinary course of business, whether by way of the sale of assets or the sale of stock or other rights in which a Borrower has any ownership interest, and whether in one transaction or a series of related or unrelated transactions; EXCLUDING, HOWEVER, (i) such transactions by and among Borrowers or their Subsidiaries, (ii) transfers in connection with Permitted Acquisitions effected by reverse triangular mergers, and (iii) Specified Dispositions.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by a Management Officer acting reasonably and in good faith and shall be evidenced by a memorandum certified by such officer and delivered to the Agent.

     "FEMA" means the Federal Emergency Management Agency, or any similar successor agency of the federal government.

     "FIXED CHARGES" mean, for any period, the following, each calculated for such period, without duplication: (i) Interest Expense paid or accrued, MINUS
(ii) interest income earned or accrued by Holdings or its Subsidiaries as determined on a consolidated basis without duplication and, in accordance with GAAP, PLUS (iii) scheduled payments of principal with respect to all Indebtedness for Borrowed Money of Holdings or its Subsidiaries including the principal component of any cash payments made on any Capital Lease and (iv) any amount paid or incurred in connection with a Capital Expenditure.

     "FOREIGN SUBSIDIARY" means any Subsidiary that is incorporated or otherwise formed under the laws of a jurisdiction other than a jurisdiction within the United States of America and the assets of which do not constitute a material part of the Consolidated value of Holdings.

     "GENERAL INTANGIBLES" means any "general intangibles" as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired and, in any event, shall include, without limitation, all right, title and interest now in existence or hereafter arising in or to all customer lists, trademarks, patents, rights in intellectual property, trade names, copyrights, trade secrets, proprietary or confidential information, inventions and technical information, procedures, designs, knowledge, know-how, software, data bases, data, processes, models, drawings, materials, and records now owned or hereafter acquired, and any and all goodwill and rights of indemnification.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" mean generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

     "GOODS" mean any item which qualifies as "goods" as such term is defined in Section 9-105(h) of the UCC, now owned or hereafter acquired.

     "GUARANTEED PENSION PLAN" means any pension plan maintained by a Borrower or an ERISA Affiliate, or to which a Borrower or an ERISA Affiliate contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation ("PBGC").

     "HAZARDOUS SUBSTANCES" mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, friable asbestos, volatile and semi-volatile organic compounds, oils, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials, which are included under or regulated by any Environmental Law.

     "HEAD OFFICE" means, in relation to the Agent, the head office of The Provident Bank located at One East Fourth Street, Cincinnati, Ohio 45202, or such office designated in writing to Borrowers and Lenders by The Provident Bank or any successor Agent.

     "HOLDINGS" means Eco Soil Systems, Inc., a Nebraska corporation, with its principal place of business at 10890 Thornmint Road, San Diego, California 92127.

     "INDEBTEDNESS" means, in relation to any Person, at any particular time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet, including any footnote thereto, of such Person prepared at such time, and in any event shall include, without limitation, and without duplication:

                 (i) all indebtedness of such Person arising or incurred under or in respect of (A) any guaranties (whether direct or indirect) by such Person of the indebtedness, obligations or liabilities of any other Person, or (B) any endorsement by such Person of any of the indebtedness, obligations or liabilities of any other Person (otherwise than as an endorser of negotiable instruments received in the ordinary course of business and presented to commercial banks for collection of deposit), or
     (C) the discount by such Person, with recourse to such Person, of any of the indebtedness, obligations or liabilities of any other Person;

                 (ii) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise made by such Person (A) to purchase any indebtedness of any other Person or to advance or supply funds to the payment or purchase of any indebtedness of any other Person, or (B) to purchase, sell or lease (as lessee or lessor) Property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the Property, products, materials or supplies or the furnishing or non-furnishing of the transportation or services, or (C) to make any loan, advance, capital contribution or other investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any other Person;

                 (iii) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Lien, upon or in Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities;

                 (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though the rights and remedies of the seller or lender (or lessor) under such agreement in the event of default are limited to repossession or sale of such Property; and

                 (v) all indebtedness arising or incurred under or in respect of any Contingent Obligation.

     The parties acknowledge and agree, however, that at any given time, the term "Indebtedness" shall not include Earn Out Obligations, unless and until, and then only to the extent that, it then is probable that such Earn Out Obligations will be payable in cash during the immediately following 365-day period.

     "INDEBTEDNESS FOR BORROWED MONEY" means at any particular time, all Indebtedness, determined on a consolidated basis for Holdings and its Subsidiaries without duplication, (i) in respect of any money borrowed; (ii) under or in respect of any Contingent Obligation (whether direct or indirect) of any money borrowed; (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or (iv) Capital Lease Obligations.

     "INSTRUMENTS" mean any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired.

     "INTELLECTUAL PROPERTY" shall mean all Patents and Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any obligor with respect to any of the foregoing, in each case whether now or thereafter owned or used including, without limitation, the licenses or other agreements with respect to the Patents or Trademarks, on Schedule 5.8; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media on which or in which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by Borrowers; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by Borrowers in respect of any of the items listed above.

     "INTEREST EXPENSE" means, for any period, the total amount of all charges for the use of funds (whether characterized as interest, debt service or otherwise) payable during such period with respect to all Indebtedness for Borrowed Money of a Borrower for such period including the amortization of debt discounts and the amortization of all fees payable in connection with the incurrence of such Indebtedness.

     "INTEREST PERIOD" means:

          (a) For each Libor Rate Loan, the period commencing on the Draw Date and ending one, two or three months thereafter as selected by Holdings in accordance with Section 2.5 hereof; provided that

                 (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                 (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                 (iii) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and

          (b) For an Adjusted Prime Rate Loan, the period ending on the earlier of repayment by the Borrowers, the date on which such Adjusted Prime Rate Loan is converted to a Libor Rate Loan pursuant to Section 2.5(a) hereof, or the Termination Date.

     "INVENTORY" means, with respect to any Person, such Person's inventory, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business, wherever located and whether in the possession of such Person or any other Person; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, wherever located and whether in the possession of such Person or any other Person; and (iii) all goods returned to or repossessed by such Person.

     "INVESTMENT" means all investments in any other Person by stock purchase, capital contribution, loan, advance, guaranty of any Indebtedness or creation or assumption of any other liability in respect of any Indebtedness of such other Person (including, without limitation, any liability of any kind described in clause (i) or (ii) of the definition of the term "Indebtedness" set forth in this Section 1.2), or the transfer or sale of Property (otherwise than in the ordinary course of the business) to any other Person for less than payment in full in cash or other property of the transfer or sale price or the fair value thereof (whichever of such price or value is higher).

     "ISSUING BANK" means Provident, or such other Lender as shall issue any Letter of Credit hereunder.

     "LEASEHOLD MORTGAGES" mean the Leasehold Mortgages granted from time to time by a Borrower to Agent to secure the Loans in the form of Exhibit F hereto and as they may be amended or supplemented from time to time.

     "LEGAL REQUIREMENTS" mean all applicable laws, rules, regulations, ordinances, judgments, orders, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, and officials and officers thereof, that are now or at any time in the future in effect.

     "LENDERS" mean collectively each of the banks or lending institutions set forth on Schedule 1 and their respective successors and assigns; and "Lender" means any one of the Lenders.

     "LETTERS OF CREDIT" means the letters of credit issued by the Issuing Bank at any time pursuant to Section 2.14 hereof.

     "LETTER OF CREDIT FEE" means the fee charged by the Issuing Bank for the issuance of a Letter of Credit pursuant to Section 2.14(g) hereof.

     "LIBOR" shall mean the rate (rounded upward to the next highest 1/100 of 1%) obtained by dividing (x) the rate of interest per annum determined by the Agent equal to the offered rates for deposits in U.S. Dollars of one, two or three-month periods (as the case may be) commencing of the first date of the applicable Interest Period for which such rate is determined as such rate appears on the Telerate system as of 11:00 a.m. (London, England time) on the date which is two (2) Business Days preceding the first day of such Interest Period, for a period comparable to the duration of such Interest Period and in an amount comparable to the amount of the Libor Rate Loan to be outstanding during such Interest Period, by (y) a percentage equal to one hundred percent (100%) minus the stated maximum rate of all reserves required to be maintained against "Libor Rate liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Libor Rate Loans or loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

     "LIBOR BREAK FUNDING COSTS" means an amount sufficient to reimburse each Lender for any and all loss, cost or expense (including, without limitation, any loss incurred in obtaining, liquidating or reemploying deposits from third parties acquired to maintain any Loan or part thereof as a Libor Rate Loan) incurred or sustained by each of them as the consequence of the occurrence of any Libor Break Funding Event. Such indemnification shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or repaid or not borrowed for the period, beginning with the date of such payment, prepayment or repayment until the last day of the Interest Period that would otherwise have been in effect for such Libor Rate Loan, at the applicable rate of interest for such Libor Rate Loan over (ii) the amount of interest (determined by Agent) that otherwise would have accrued on such principal amount by reemploying such amount at a rate equal to Libor for such period or nearest available period for deposits bearing a rate equal to Libor.

     "LIBOR BREAK FUNDING EVENT" means any of the events or occurrences set forth in Sections 2.10(a) or 2.10(b).

     "LIBOR RATE" shall mean for each Interest Period, the sum of Libor, plus the Applicable Margin.

     "LIBOR RATE LOAN" means a Loan which bears interest at the Libor Rate.

     "LICENSES AND PERMITS" mean all licenses, permits, registrations and recordings thereof and all applications incorporated into for such licenses, permits and registrations now owned or hereafter acquired by Borrowers and required from time to time for the business operations of a Borrower.

     "LIEN" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

     "LITIGATION" has the meaning set forth in Section 5.10 hereof.

     "LOAN DOCUMENTS" mean this Agreement, the Notes, the Letters of Credit, the Security Documents and any other agreement, instrument, certificate or document executed in connection with or pursuant to this Agreement whether concurrently herewith or subsequent hereto.

     "LOANS" mean, collectively, the Revolving Credit Loans, each singly a Loan made or to be made to Borrowers by the Lenders pursuant to this Agreement.

     "LOAN YEAR" means each period of twelve (12) consecutive months, commencing on the Closing Date and on each anniversary thereof.

     "LONG-TERM LEASE" means any lease of real or personal property having an original term, including any period which the lease may be renewed or extended, at the option of the lessee, of more than three (3) years.

     "MANAGEMENT OFFICERS" means the Chief Executive Officer, Chief Operating Officer, Controller, Chief Financial Officer, Chairman, President, Vice President of Turf Partners West, Vice President of Turf Partners Midwest, Vice President of Turf Partners East, Head of Research and Development and Head of Product Development.

     "MANAGEMENT SHAREHOLDERS" means those shareholders of Holdings who are Management Officers.

     "MATERIAL ADVERSE EFFECT" means any event which will, or is reasonably likely to, have a material adverse effect upon the financial condition, operations or assets of any of the Borrowers and their Subsidiaries, taken as a whole.

     "MATERIAL LEASE" means any lease under which a Borrower shall lease (as lessee) or acquire the right to possess and/or use any Real Estate or other Property or any other similar agreement (whether written or oral) pursuant to which such Borrower pays an annual lease payment or rental payment equal to or greater than One Hundred Thousand and 00/100 Dollars ($100,000.00) or which otherwise is material to the operation of the business of such Borrower.

     "MAXIMUM BORROWING BASE" means the lesser of either (i) the Maximum Revolving Commitment or (ii) the Borrowing Base.

     "MAXIMUM CREDIT LIABILITY" for any Borrower, other than Holdings, shall mean, as of any date of determination thereof, the sum of (i) with respect to each Loan the proceeds of which are used to make or the issuance of which constitutes a Valuable Transfer to such Borrower, the amount of such Loan PLUS
(ii) with respect to each Loan the proceeds of which are not used to make or the issuance of which does not constitute a Valuable Transfer to such Borrower, the lesser of (A) the outstanding amount of such Loan as of such date or (B) the greater of (i) ninety-five percent (95%) of the Subsidiary Net Worth at the time of such Loan or (II) ninety-five percent (95%) of the Subsidiary Net Worth of such Borrower at the earliest of (x) such date, (y) the date of the commencement of a case under Title 11 of the United States Code (or any successor provision) in which such Borrower is a debtor or (z) the date enforcement hereunder is sought.

     "MAXIMUM REVOLVING COMMITMENT" means Twenty Million and 00/100 Dollars ($20,000,000.00).

     "MORTGAGES" means the real estate mortgages or deeds of trust granted from time to time by a Borrower to Agent to secure the Loans, substantially in the form of Exhibit F, and as they may be amended or supplemented from time to time.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA which (i) a Borrower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the last six years, maintained, administered, contributed to or was required to contribute to, or under which a Borrower or an ERISA Affiliate may incur any liability and (ii) covers any employee or former employee of a Borrower or any ERISA Affiliate (with respect to their relationship with such entities).

     "NET INCOME" means, for any period, the aggregate of the net income (or net loss) of the Borrowers and their Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP.

     "NET PROCEEDS" means the aggregate proceeds paid in cash or Cash Equivalents received by a Borrower in respect of any Extraordinary Disposition, net of direct costs relating to such Extraordinary Disposition (including without limitation, legal, accounting and investment banking fees, and sales commissions and costs of preparing properties for sale) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions in any tax sharing arrangements), amounts required to be applied in payment of Indebtedness secured by a Lien incurred in accordance with this Agreement on the assets or assets that are subject of such Extraordinary Disposition and which Indebtedness is required pursuant to the terms of the instrument governing such Indebtedness or Lien or in order to obtain the necessary consent to such sale to be repaid in connection with such Extraordinary Disposition and any reserve for adjustment in respect of the sale price of or other liability in respect of such asset or assets.

     "NET WORTH" means, at any date, Consolidated stockholders' equity (including the par value or stated value of all outstanding capital stock, additional paid-in capital and retained earnings) of Holdings determined in accordance with GAAP, except that there shall be deducted therefrom any amount of treasury stock reflected as an asset of Holdings or any Subsidiary.

     "NOTES" mean, collectively, the Revolving Credit Notes, each of which are to be dated, executed and delivered to Lenders by Borrowers on the Closing Date. "Note" shall mean any one of the Notes, unless specifically identified.

     "OBLIGATIONS" means, collectively, all of the indebtedness, obligations, covenants, promises, agreements and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrowers to the Agent or any Lenders (i) in respect of the Loans made pursuant to this Agreement; or (ii) under or in respect of any one or more of the Loan Documents. Obligations shall also include all interest, charges and other fees chargeable hereunder to a Borrower or due hereunder from a Borrower to Lenders from time to time and all costs and expenses referred to in Section 11.6 herein.

     "PARTICIPATION PERCENTAGE" means, in relation to each Lender, the percentage set forth with respect to such Lender on Schedule 1 with respect to each Loan.

     "PATENTS" shall mean all of the following in which any Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

     "PERMITTED ACQUISITIONS" means acquisitions (including acquisitions by way of merger, consolidation or amalgamation) by Holdings or a Subsidiary of Holdings of the capital stock or other ownership interest of, or all or substantially all of the assets of, any Person (or in the case of an acquisition of assets, (a) substantially all of the assets within a reasonably identifiable business unit of such Person or (b) Intellectual Property), but only to the extent that (1) the Person within which the capital stock has been acquired or (2) the assets acquired, reasonably relate to, or are synergistic with, the business of, (or a related business to), developing, marketing or selling proprietary and biological and traditional chemical products for turf and crop problems in the golf course and agricultural industries.

     "PERMITTED LIENS" means those Liens and encumbrances permitted hereunder pursuant to Section 8.8.

     "PERSON" shall include an individual, a company, a corporation, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

     "PLEDGE AGREEMENT" means a stock pledge agreement or agreements with respect to the Pledged Stock substantially in the form of Exhibit G hereto.

     "PLEDGED STOCK" means all of the Capital Stock of Borrowers (other than Holdings) and any Subsidiary of Borrowers whether now existing or hereafter formed or acquired, other than Capital Stock issued to Management Shareholders pursuant to an Employee Benefit Plan of Borrowers and, except as provided in
Section 3.4 hereof, Capital Stock of any Foreign Subsidiary of any Borrower.

     "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of such Person (other than Common Stock of such Person) of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "PREMISES" means collectively, all real property and leasehold interests now or hereafter acquired by a Borrower, including without limitation, all the Premises as defined in the Mortgages.

     "PRIME RATE" means the rate of interest announced from time to time by Agent as its prime rate at its Head Office, whether or not Agent shall at times lend to other borrowers at lower rates of interest, or, if there is no such prime rate, then such other rate as may be substituted by Agent for its Prime Rate.

     "PRINCIPAL ACCOUNT DEBTORS" means initially the Account Debtors set forth on Schedule 1.3 so long as Agent shall be reasonably satisfied as to the credit quality of such Account Debtors, and such other Account Debtors which Agent may determine from time to time satisfy its normal requirement for concentration of Accounts.

     "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable from time to time with respect to any of the Collateral, and (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any Person acting under color of governmental authority).

     "PROPERTY" means all types of real, personal, tangible, intangible or mixed property.

     "PRO RATA SHARE" means, in relation to any particular item, the share of any Lender in such item, which shall be in the same proportion which the aggregate amount of all of the obligations owing to such Lender with respect to such item at such time shall bear to the aggregate amount of all of the obligations owing to all of the Lenders with respect to such item at such time net of any and all charges or fees due and payable to Agent under the Loan Documents.

     "RATE OPTION" means the Adjusted Prime Rate or the Libor Rate.

     "REAL ESTATE" means all real property owned by a Borrower and all real property hereafter acquired by Borrowers, together with all fixtures, rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all easements now or hereafter benefiting such real property and all royalties and rights appertaining to the use and enjoyment of such real property, together with all of the buildings, structures, and other improvements thereto.

     "REFERENCE PERIOD" means, with respect to a particular Computation Date, the period of four (4) consecutive calendar quarters ending on such Computation Date.

     "REIMBURSEMENT OBLIGATIONS" means any amounts owing by Borrowers to the Lender on account of draws or disbursements under or with respect to the Letters of Credit.

     "REQUISITE LENDERS" mean at such times as there are any Loans outstanding, the Lenders whose aggregate Pro Rata Shares of the outstanding Loans are greater than or equal to fifty-one percent (51%) of the aggregate amount of the outstanding Loans, and at all other times, the Lenders whose aggregate Credit Commitments are greater than or equal to fifty-one percent (51%) of the aggregate Credit Commitments of all the Lenders.

     "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrowers or any of their Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrowers or any of their Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any subordinated indebtedness; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrowers or any of their Subsidiaries now or hereafter outstanding; and (e) any payment made in connection with a Permitted Acquisition that is made after the closing of such acquisition.

     "REVOLVING CREDIT LOAN" means all Loans outstanding from time to time made pursuant to Section 2.2 hereof and any amounts added to the principal balance of the Revolving Credit Loan pursuant to this Agreement.

     "REVOLVING CREDIT NOTES" mean, collectively, with respect to the Revolving Credit Loan the promissory notes of Borrowers, in the face amounts of the Credit Commitment of the respective Lenders in or substantially in the form of Exhibit H hereto. "REVOLVING CREDIT NOTE" shall mean any one of the Revolving Credit Notes.

     "SAN DIEGO PROPERTY" means the improved real property which is the subject of the San Diego Property Acquisition Agreement.

     "SAN DIEGO PROPERTY ACQUISITION AGREEMENT" means that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, dated December 19, 1997 between Holdings and DDC-4S, INC. and any amendments thereto executed prior to the Closing Date, and any amendments thereto after the Closing Date approved by Agent.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "SECURITIES" mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITY DOCUMENTS" shall mean, collectively, this Agreement, the Mortgages, the Blocked Account Agreements, the Assignment of Patents, the Assignment of Trademarks, the Pledge

Agreement, and each other agreement, assignment or instrument creating or purporting to create a lien in favor of Agent for the ratable benefit of the Lenders.

     "SENIOR SECURED INDEBTEDNESS" means Indebtedness of the Borrowers which would, in accordance with GAAP, constitute long-term debt and have a security interest in any of the assets of a Borrower, including, without limitation, (a) any debt with a maturity more than one year after the creation of such debt, (b) any portion thereof included in the Current Liabilities and (c) any debt outstanding under a revolving credit or similar agreement providing for borrowings (and any renewals and extensions thereof) over a period of more than one year, notwithstanding that any such indebtedness may be payable on demand or within one year after the creation thereof, and excluding all Indebtedness solely by and between two or more Borrowers or their Subsidiaries.

     "SPECIFIED DISPOSITIONS" means the sale of the capital stock or all or substantially all of the assets of ACI.

     "STANDARD FLOOD HAZARD DETERMINATION FORM" means Form 81-93 or any successor or replacement thereof developed by FEMA pursuant to Section 528 of the National Flood Insurance Reform Act of 1994 (42 U.S.C. 1365(a)), for determining whether a building or structure is located in an area identified as an area having special flood hazards, whether flood insurance is required and whether flood insurance is available under 42 U.S.C. 4001, et seq.

     "SUBORDINATED DEBT OFFERING" means the Fifteen Million and 00/100 Dollar ($15,000,000.00) offering of senior subordinated notes with detachable warrants.

     "SUBORDINATED DEBT DOCUMENTS" means the Note and Warrant Purchase Agreement and the Common Stock Purchase Warrant, both of which are dated as of August 25, 1998 and executed in connection with the Subordinated Debt offering, and any other documents related thereto and referenced therein.

     "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, controlled or held directly or indirectly by such Person or the management of such corporation, partnership or other entity is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower (including each Borrower).

     "SUBSIDIARY NET WORTH" of any Borrower, other than Holdings, shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of such Borrower as of the date of such determination, over (ii) the amount of all "liabilities of such Borrower, contingent or otherwise," as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors. In determining the Subsidiary Net Worth of any Borrower for purposes of calculating the Maximum Credit Liability, the liabilities of such Borrower to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event include the liabilities of such Borrower hereunder and under the other Loan Documents in respect of all Loans other than the Loans in respect of which such calculation is being made.

     "TERMINATION DATE" means, with respect to the Revolving Credit Loans, the earlier of (i) the third (3rd) anniversary of the Closing Date; (ii) the date upon which the entire principal of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Agent or the Requisite Lenders or otherwise); or (iii) the date upon which the Credit Commitments terminate pursuant to Section 9.2 hereof.

     "TERMINATION EVENT" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30 day notice requirement has been waived by applicable PBGC regulation; or (ii) the withdrawal of a Borrower or an ERISA Affiliate of Borrowers from a Guaranteed Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (iii) the filing of a notice of intent to terminate a Guaranteed Pension Plan or the treatment of a Guaranteed Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Guaranteed Pension Plan by the Pension Benefit Guaranty Corporation; or (v) the withdrawal or partial withdrawal of a Borrower or an ERISA Affiliate of a Borrower from a Multiemployer Plan; or (vi) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan.

     "TRADEMARKS" shall mean all of the following in which Borrowers now hold or hereafter acquire any interest: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, extensions or renewals thereof.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Ohio; PROVIDED, HOWEVER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Lender's security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

     "UCC FINANCING STATEMENTS" mean the UCC financing statements naming the Borrowers, as debtors, and Agent, for the ratable benefit of Lenders, as creditor, which UCC financing statements describe all or some portion of the Collateral and which together perfect Agent's security interest in the Collateral.

     "VALUABLE TRANSFERS" shall mean, in respect of any Borrower, (i) all loans, advances or capital contributions made to or for the benefit of such Borrower with proceeds of Loans, (ii) all debt securities or other obligations of such Borrower acquired by such Borrower or retired by such Borrower with proceeds of Loans, (iii) the fair market value of all property acquired with proceeds of Loans, and transferred, absolutely and not as collateral, to such Borrower, and
(iv) all equity securities of such Borrower acquired by such Borrower with proceeds of Loans.

     "YEAR 2000 PROBLEM" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of Holdings or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.


                                      ARTICLE 2

                                      THE LOANS

     Section 2.1 COMMITMENTS. Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions contained in this Agreement, to make the Revolving Credit Loans to Borrowers from time to time prior to the Termination Date in a principal amount equal to such Lender's Participation Percentage of the aggregate principal amount of such Loan.

     Section 2.2 MAKING THE LOANS. Each Lender will, subject to all of the applicable terms and conditions of this Agreement, make an amount equal to its Participation Percentage in each Revolving Credit Loan available to Borrowers at such times and in such amount as shall be requested by Borrowers in compliance with Section 2.3, and Borrowers may borrow on a revolving basis from Lenders on the Closing Date and from time to time thereafter, sums not to exceed the Maximum Borrowing Base. Borrowers may borrow, repay and reborrow hereunder on and after the date hereof until the Termination Date, subject to the terms, provisions and limitations set forth herein.

     Section 2.3 DRAWS, ADVANCES AND SETTLEMENT OF PAYMENTS AND ADVANCES.

          (a) On the Closing Date, and upon satisfaction of the conditions set forth in Section 4.1, Lenders shall make available to Borrowers the initial Revolving Credit Loan in the amount set forth in the initial draw request certificate of Borrowers delivered at the Closing.

          (b) All advances or disbursements of the Revolving Credit Loan proceeds shall be effectuated at Borrowers' request either through wire transfer or by receipt by Agent of a check drawn on a central disbursement account (the "Agent Disbursement Account") of Borrowers maintained with Agent. Any request for advance by wire transfer may be transmitted to Agent at its Head Office via facsimile provided Borrowers immediately notify Agent by telephone of such transmission. All such requests for wire transfer advances shall be made to and received by Agent not later than 12:00 noon Cincinnati, Ohio time on the Draw Date specified on such request and each such check or wire transfer request shall be deemed to be a request for an advance on the Revolving Credit Loan on the date when received and processed by Agent. Borrowers hereby designate the Chief Executive Officer, President, Treasurer or Chief Financial Officer of Holdings (or any other officer authorized by Borrowers and designated as such to Agent) acting individually or jointly to make all requests for draws and advances.

          (c) The Agent shall promptly notify each Lender of its Participation Percentage of each requested Revolving Credit Loan and the date of such borrowing. On the borrowing date specified in such notice, each Lender shall make its share of the borrowing available at the Head Office of the Agent for deposit to such account as the Agent shall designate, no later than 1:00 p.m. Cincinnati time, in federal or other immediately available funds.
Upon receipt of the funds to be made available by Lenders to fund any Revolving Credit Loan hereunder, the Agent shall disburse such funds by depositing them into the Agent Disbursement Account.

          (d) On the date the initial Revolving Credit Loan is made and on or before the fifteenth (15th) of each month thereafter (beginning September 15, 1998), or as frequently as Agent may reasonably determine if a Default or an Event of Default occurs), Borrowers shall submit to Agent a Borrowing Base Certificate, setting forth the Inventory and the Accounts for the immediately preceding month ending the last day thereof and calculations for the Eligible Accounts and Eligible Inventory. Lenders shall have no obligation to fund any request for an advance or pay any check submitted for payment after the fifteenth (15th) day of any month until Agent shall have received and approved such Borrowing Base Certificate for such month. If Agent does not disapprove or otherwise object to the Borrowing Base Certificate within five
(5) Business Days of receiving same, the Borrowing Base Certificate shall be deemed approved, until the earlier of the fifteenth (15th) day of the following month or receipt of a new Borrowing Base Certificate to which Agent objects, whichever is sooner.

          (e) Subject to Section 6.16 hereof, each bank or other financial institution, other than Provident, with which a Borrower maintains an account for the deposit of funds shall, within one hundred and twenty (120) days of the Closing Date, execute a Blocked Account Agreement pursuant to which such bank or other financial institution shall agree to direct all funds to an account at Agent's Head Office (the "Agent Deposit Account"). All deposits to the Agent Deposit Account shall be the property of Agent for the benefit of Lenders and shall not be commingled with Borrowers' other funds or be deposited in any bank account of any Borrower, or used in any manner except to pay the Obligations. Agent shall, at the close of business on each Business Day, automatically debit the Agent Deposit Account and apply the proceeds against the Loans and other Obligations pursuant to the provisions of Section 2.7(b). So long as no Event of Default shall have occurred and be continuing, if funds remain in the Agent Deposit Account following the application provided for in the preceding sentence, the balance will be promptly transferred to the Agent Disbursement Account. The crediting of items deposited in the Agent Deposit Account to the reduction of the Loans shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Loans or to any other deposit account of a Borrower, whether or not the item is returned.

     Section 2.4 THE NOTES. The absolute and unconditional obligation of Borrowers to repay to each Lender its respective Pro Rata Share of the principal of each Loan and the interest thereon shall be evidenced by a separate Revolving Credit Note for each Lender in the amount of its respective Credit Commitment for each Loan dated as of the Closing Date. All payments under the Notes shall be made to Agent at its Head Office, for the account of Lenders, and Agent shall allocate all payments on each Loan received from Borrowers among all Lenders in accordance with each Lender's Pro Rata Share of such Loan in accordance with
Section 2.7(b).

     Section 2.5 INTEREST PAYABLE ON THE LOANS.

          (a) INTEREST RATE. Except as otherwise provided herein, the Loans shall bear interest on the daily outstanding principal balance thereunder at an annual rate equal to, at Borrowers' option, the Adjusted Prime Rate or Libor Rate. Each Libor Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Libor Rate Loan. Borrowers shall select Interest Periods with respect to Libor Rate Loans so that it is not necessary to pay a Libor

Rate Loan prior to the last day of the applicable Interest Period in order to repay the Loans on the Termination Date.

          (b) NOTICE. Except as otherwise provided herein, if, on any day any part of the Revolving Credit Loans is outstanding with respect to which notice has not been timely received by the Agent in accordance with this Agreement specifying that the Libor Rate shall be applicable thereto, then for that day such Loan shall bear interest at the Adjusted Prime Rate.

          (c) CONVERSIONS. Borrowers may elect from time to time to convert all or part of the outstanding principal balance of any Revolving Credit Loan from an Adjusted Prime Rate Loan to a Libor Rate Loan by the Borrowers' giving Agent at least three (3) Business Days prior irrevocable notice of such an election; PROVIDED, that no Loan may be converted to a Libor Rate Loan while a Default or an Event of Default has occurred and is continuing. Borrowers may also elect from time to time to continue any outstanding Libor Rate Loan (whether for a similar or a different Interest Period) upon expiration of the Interest Period then applicable thereto by the Borrowers' giving the Agent at least three (3) Business Days' prior irrevocable notice of such continuation of such Libor Rate Loan; PROVIDED, that no Revolving Credit Loan may be continued as a Libor Rate Loan while a Default or an Event of Default has occurred and is continuing.

          (d) ELECTION. Each notice of election to convert to a Libor Rate Loan or to continue a Libor Rate Loan shall be in the form of Exhibit I hereto and shall specify (i) the proposed conversion or continuation date; (ii) the amount of the Revolving Credit Loan to be converted or the amount of the Libor Rate Loan continued; (iii) whether a conversion or a continuation is being requested; and (iv) the requested Interest Period, which shall be one (1), two
(2) or three (3) months. Each such notice shall also certify that no Default or Event of Default has occurred and is then continuing.

          (e) EFFECTIVENESS. On the date upon which each conversion to a Libor Rate Loan or continuation of a Libor Rate Loan is being made pursuant to a notice given in accordance with this Agreement, the Agent shall take such action as is necessary to effect such conversion or continuation. Subject to the limitations set forth in this Section 2.5 and in the definition of Interest Period, all or any part of the Revolving Credit Loans may be converted into Libor Rate Loans or continued as Libor Rate Loans as provided herein; PROVIDED, that partial conversions or continuations of any Libor Rate Loan shall be in the minimum amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and, if in excess thereof, in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00); PROVIDED, FURTHER, that there shall be no more than three
(3) borrowings comprised of Libor Rate Loans outstanding at any time.

          (f) DETERMINATION OF ADJUSTED PRIME RATE. Agent shall determine the Adjusted Prime Rate in effect from time to time. Any change in the Adjusted Prime Rate shall, for all purposes of this Agreement and any of the other Loan Documents, become effective on the effective date of such change in the Prime Rate as announced by Agent in accordance with Agent's customary practices.

          (g)    MONTHLY INSTALLMENTS.  Borrowers shall pay to Agent:

                 (i) for the account of Lenders in accordance with their respective Pro Rata Shares, monthly in arrears on the first Business Day of each month beginning with the month following the month in which the Closing Date falls, interest on the outstanding principal amount of the Adjusted Prime Rate Loans at the annual rate equal to the Adjusted Prime Rate; PROVIDED, HOWEVER, that if Borrowers elect, pursuant to this Section 2.5, to convert an Adjusted Prime Rate Loan, or any portion thereof, to a Libor Rate Loan, Borrowers shall pay to Agent, for the account of Lenders in accordance with their respective Pro Rata Shares, all accrued but unpaid interest on the Adjusted Prime Rate Loan, or such portion thereof, being converted for the period commencing the date of the last payment date under this Section 2.5(g) to the first day of the Interest Period for the Libor Rate Loan into which the Adjusted Prime Rate Loan was converted; and

                 (ii) for the account of Lenders in accordance with their respective Pro Rata Shares, in arrears on the last Business Day of each Interest Period for each Libor Rate Loan interest on the outstanding principal amount of the Libor Rate Loans at the annual rate equal to the Libor Rate; PROVIDED, HOWEVER, that for each Libor Rate Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three month interval during such Interest Period.

          (h) INTEREST ON OVERDUE PAYMENTS; DEFAULT INTEREST RATE. If the Notes have been accelerated pursuant to Section 9.2(b) or if an Event of Default hereunder shall have occurred and during the period in which the Event of Default is continuing, the outstanding principal and all accrued interest as well as any other Obligations due Lenders or Agent hereunder or under any Loan Document shall bear interest from the date on which such amount shall have first become due and payable to Lenders or Agent to the date on which such amount shall be paid to Lenders or Agent (whether before or after judgment or such Event of Default shall have been otherwise waived in writing by Agent or cured), at the Default Interest Rate. Interest at the Default Interest Rate will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the Obligations in respect of the payment are discharged (whether before or after judgment or such Event of Default shall have been otherwise waived in writing by Agent or cured).

     Section 2.6 REPAYMENTS AND PREPAYMENTS OF PRINCIPAL.

          (a) REPAYMENTS ON THE REVOLVING CREDIT LOANS. Borrowers shall have the right to repay the principal of the Revolving Credit Loans in full or in part at any time and from time to time without any penalty or premium.

          (b) REVOLVING CREDIT LOAN OVERADVANCE. If at any time the aggregate amount of the Revolving Credit Loans outstanding to Borrowers exceeds the Maximum Borrowing Base, Borrowers shall be obligated to immediately prepay the amount that exceeds the Maximum Borrowing Base.

          (c) PREPAYMENTS FROM EXTRAORDINARY DISPOSITIONS. Immediately upon receipt by any Borrower of Net Proceeds, such Borrower shall prepay (or shall cause Borrowers to prepay) the Loans in an amount equal to the total Net Proceeds then subject to this Section 2.6(c) in accordance with Section 2.6(g) provided that no prepayment shall be required pursuant to this sentence with respect to (a) any sale, lease, assignment, transfer or other disposition of any property to any Borrower or Subsidiary of any Borrower, (b) the sale of Specified Dispositions, (c) any sale of the San Diego Property (or the rights of Holdings in the San Diego Property Acquisition Agreement) which is promptly followed with a leaseback of the San Diego Property, if permitted by Section
8.12 herein or (d) such Net Proceeds that constitute 10% or less of the Consolidated Current Assets immediately after such Extraordinary Disposition. Notwithstanding the foregoing, in the event that a Borrower (1) has an accrued tax liability with respect to an Extraordinary Disposition (other than those described in clauses (a) through (d) of this Section) or (2) reasonably expects the proceeds of such Extraordinary Disposition (other than those described in clauses (a) through (d) of this Section) to be (i) reinvested within twelve (12) months of the receipt thereof in productive assets of a kind then used or useable in the business of such Borrower or a Subsidiary of such Borrower, or
(ii) in the case of insurance and condemnation proceeds, utilized within twelve
(12) months of the receipt thereof (or such longer period as the Agent may agree to, such agreement not to be unreasonably withheld if such Borrower has timely begun and is diligently pursuing the rebuilding or repair in question but reasonably expects that such rebuilding or repair will not be completed within such twelve (12) month period) to repair the loss or damage to or otherwise rebuild the assets in respect of which the proceeds were paid, then Holdings shall deliver (or shall cause Borrowers to deliver) such proceeds or portion thereof to Agent to be held by Agent in a cash collateral account bearing interest payable to such Borrower at a rate per annum (meaning three hundred sixty (360) days) equal to the interest rate paid by Agent on overnight funds. Upon such Borrower's request, Agent and Lenders shall release such proceeds to such Borrower for payment of the accrued tax liability or for reinvestment, repair or rebuilding. In the event such Borrower (1) is not required to pay all or any portion of the accrued tax liability or (2) fails to reinvest such proceeds or utilize them for repair or rebuilding within twelve (12) months of the receipt thereof (or such longer period that may be agreed to pursuant to this Section 2.6(c), each Borrower authorizes and directs
Agent and Lenders to apply such amount as a prepayment of the Loans to be applied in accordance with Section 2.6(g).

          (d) PREPAYMENT FROM EQUITY OFFERINGS. In the event that any Borrower issues Equity Interests, no later than the third Business Day following the date of receipt of the proceeds from any sale of such Equity Interests (other than: (i) proceeds of the issuance of a Borrower's Capital Stock received on or before the Closing Date; (ii) proceeds, if any, from the issuance of Holdings' Capital Stock to members of the management of Holdings, a Borrower or a Subsidiary of a Borrower or officers, directors or employees of any of them; (iii) proceeds from the issuance of Equity Interests to a Borrower or any Subsidiary of a Borrower by any Person that was a Subsidiary of a Borrower immediately prior to such issuance; and (iv) proceeds constituting equity contributions to any Subsidiary of a Borrower by Holdings, a Borrower or any Subsidiary of a Borrower), such Borrower shall prepay the Loans in an amount equal to the lesser of (1) the amount of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith or (2) the amount of the Obligations then outstanding. Prepayments made under this
Section 2.6(d) shall be applied to the Loans in accordance with Section 2.6(g). Notwithstanding the foregoing, prepayments shall not be required pursuant to this Section 2.6(d) in connection with (a) the issuance of Equity Interests in connection with Permitted Acquisitions or (b) the issuance of Equity Interests for the application against Earn Out Obligations.

          (e) PREPAYMENT FROM KEY MAN INSURANCE. In the event that a Borrower or Agent receives proceeds from payment of the key man life insurance maintained pursuant to Section 6.3, Borrowers shall prepay or Agent shall apply such amount as a prepayment of the Loans in an amount equal to the lesser of such insurance proceeds or the amount of the Obligations then outstanding. Prepayments made under this Section 2.6(e) shall be applied to the Loans in accordance with Section 2.6(g).

          (f) MATURITY. Subject to the terms and conditions of this Agreement, Borrowers will be entitled to reborrow all or any part of the principal of the Revolving Credit Notes repaid or prepaid prior to the Termination Date. The Credit Commitments shall terminate and all of the indebtedness evidenced by the Revolving Credit Notes shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by Borrowers on August 25, 2001, the date of the final maturity of such Notes.

          (g) APPLICATION OF PROCEEDS. With respect to mandatory prepayments described in Section 2.6(c), 2.6(d) or 2.6(e), such prepayments shall be applied in repayment of and permanent reduction of the Revolving Credit Loan.

          (h) PREPAYMENT FEES. If Borrowers voluntarily effect, directly or indirectly, a permanent reduction in the Maximum Revolving Commitment prior to the third anniversary of the Closing Date in connection with any change in control or early termination of this Agreement, Borrowers shall pay to Agent, for the ratable benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount determined by multiplying (x) the amount of the permanent reduction of the Credit Commitment, TIMES (y) two percent (2%) upon reduction during the first Loan Year or one percent (1%) upon reduction during the second Loan Year; PROVIDED, HOWEVER, if such reduction is made in connection with a refinancing of the Loans with Provident then no such liquidated damages shall be required.

          (i) APPLICATION OF PREPAYMENTS. Any prepayment of the Obligations under the Notes or any of the other Loan Documents shall be applied by Agent as set forth in Section 2.7 hereof. Any amounts received in connection with a payment, repayment or prepayment shall be applied to the extent possible, first, to Adjusted Prime Rate Loans and, then, to Libor Rate Loans. To the extent that such payment, repayment or prepayment shall be applied to a Libor Rate Loan, Agent shall retain such amount until the expiration of the Interest Period applicable to such Libor Rate Loan, and apply such payment at such time so as to minimize the Libor Break Funding Costs applicable to such payment, repayment or prepayment, unless otherwise instructed by Borrowers, to pay, repay or prepay such Libor Rate Loan and nonetheless incur the applicable Libor Break Funding Cost.

          (j) LIBOR BREAKAGE COSTS. Upon any repayment or prepayment pursuant to this Section 2.6 of any Loan which is also a Libor Rate Loan not made on the last day of any Interest Period for such Libor Rate Loan, Borrowers shall pay to Agent for the ratable benefit of the Lenders, such Libor Break Funding Costs pursuant to Section 2.10 hereof.

     Section 2.7 PAYMENTS AND COMPUTATIONS.

          (a) TIME AND PLACE OF PAYMENTS. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, each payment payable by Borrowers to the Agent or any Lender under this Agreement or any of the other Loan Documents other than payments pursuant to Section 2.3(e) made as a result of the application of funds in the Agent Deposit Account, shall be made directly to the Agent, at Agent's Head Office, not later than 12:00 noon Eastern Standard or Eastern Daylight Time, as applicable in Cincinnati, Ohio, on the due date of each such payment in immediately available and freely transferrable funds. The Agent will promptly cause to be distributed to each Lender in immediately available and freely transferrable funds such Lender's Pro Rata Share of each such payment received by the Agent. In order to cause timely payment to be made to Agent of all Obligations as and when due, each Borrower hereby authorizes and directs

Agent, at Agent's option to debit the Agent's Disbursement Account (by increasing the principal balance of the Revolving Credit Loan) when such Obligations become due.

          (b) APPLICATION OF FUNDS. Notwithstanding anything herein to the contrary, the funds received by Agent with respect to the Obligations shall be applied as follows:

                 (i) NO DEFAULT. If the Notes have not been accelerated pursuant to Section 9.2(b) and if no Event of Default hereunder or under the Notes or any of the other Loan Documents shall have occurred and be continuing at the time Agent receives such funds, in the following manner:
     (a) first, to the payment of all fees, charges, and other sums (with exception of principal and interest) then due and payable to Agent or Lenders under the Notes, this Agreement or the other Loan Documents at such time; (b) second, to the payment of all of the interest which shall be due and payable on the principal of the Notes at the time of such payment in accordance with each Lender's Pro Rata Share; (c) third, to the payment of principal of the Revolving Loan Notes then due and payable in accordance with each Lender's Pro Rata Share; and (d) fourth, to the Borrowers.

                 (ii) DEFAULT. If the Notes have been accelerated pursuant to Section 9.2(b), or if an Event of Default hereunder shall have occurred and be continuing hereunder or under the Notes or any of the other Loan Documents at the time Agent receives such funds, in the following manner:
     (a) first, to the payment or reimbursement of Lenders and Agent for all costs, expenses, disbursements and losses which shall have been incurred or sustained by Lenders or Agent in or incidental to the collection of the Obligations owed by Borrowers hereunder or the exercise, protection, or enforcement by Lenders and Agent of all or any of the rights, remedies, powers and privileges of Lenders and Agent under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to the Agent and any of the Lenders against all taxes or Liens which by law shall have, or may have priority over the rights of the Agent or Lenders in and to such funds, and (b) second, without duplication, to the payment of all of the Obligations in accordance with Section 2.7(b)(i) above.

          (c) PAYMENTS ON BUSINESS DAYS. If any sum would (but for the provisions of this Section 2.7(c)) become due and payable to Agent or any Lender by Borrowers under any of the Loan Documents on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to Agent or any Lender under this Agreement or any of the other Loan Documents shall continue to accrue and shall be adjusted by the Agent accordingly.

          (d) COMPUTATION OF INTEREST. All computations of interest payable under this Agreement, the Notes, or any of the other Loan Documents shall be computed by Agent on the basis of the actual principal amount outstanding on each day during the payment period and shall be calculated on the basis of the actual number of days elapsed during such period for which interest is being charged, predicated on a year consisting of three hundred and sixty (360) days. The daily interest charge shall be one three-hundred-sixtieth (1/360th) of the annual interest amount. Each determination of any interest rate by Agent pursuant to this Agreement, any Note, or any of the other Loan Documents shall be conclusive and binding on Borrowers in the absence of manifest error. Absent manifest error, a certificate or statement signed by an authorized officer of Agent shall be conclusive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

     Section 2.8 PAYMENTS TO BE FREE OF DEDUCTIONS. Each payment payable by a Borrower to Agent or any Lender under this Agreement, any Note, or any of the other Loan Documents shall be made in accordance with Section 2.7 hereof, without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any political subdivision or any taxing or other authority therein, unless a Borrower is compelled by law to make any such deduction or withholding. In the event that any such obligation to deduct or withhold is imposed upon a Borrower with respect to any such payment payable by a Borrower to Agent or any Lender,(a) each Borrower shall be permitted to make the deduction or withholding required by law in respect of the said payment, and
(b) there shall become and be absolutely due and payable by such Borrower to Agent or such Lender on the date on which the said payment shall become due and payable and each Borrower hereby promises to pay to Agent or such Lender on such date, such additional amount as shall be necessary to enable Agent or such Lender to receive the same net amount which Agent or such Lender would have received on such due date had no such obligation been imposed by law. Anything in this Section 2.8 to the contrary notwithstanding, the foregoing provisions of this Section 2.8 shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of Agent or any Lender. Borrowers shall have no obligation to make any payment pursuant to this Section 2.8 with respect to any Lender who is not a party hereto on the Closing Date unless (i) no such payments would be payable to any such Lender on the date it becomes a party hereto and no such payments could be reasonably expected to be payable to such Lender and (ii) if such Lender is organized under the laws of a foreign jurisdiction, such jurisdiction is exempt from United States withholding tax and such Lender has provided any Borrower with an Internal Revenue Form 4224 or Form 1001 or other certificate of document required under United States law to establish entitlement to such exemption.

     Section 2.9 USE OF PROCEEDS.

          (a) PERMITTED USES OF LOAN PROCEEDS. Each Borrower represents, warrants and covenants to Agent and each Lender that all proceeds of the Loans shall be used by Borrowers solely for the purpose of acquisitions, Capital Expenditures, construction of proprietary systems, repayment of existing debt, stock repurchases not prohibited in Section 8.3(c), financing working capital and for general corporate purposes, and to pay fees and expenses reasonably associated with any of the foregoing.

          (b) PROHIBITED USES. Each Borrower represents, warrants and covenants to Agent and each Lender that no part of the proceeds of the Loans will be used (directly or indirectly) so as to result in a violation under Regulations U, T or X of the Board of Governors of the Federal Reserve System or for any other purpose violative of any rule or regulation of such Board.

     Section 2.10 LIBOR BREAKAGE COST. Borrowers shall pay to Agent, for the ratable benefit of each Lender, the Libor Break Funding Costs that Agent determines are attributable to the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law):

          (a) any payment (including, without limitation, the acceleration of the Loans pursuant to this Agreement or any Loan Document), repayment, mandatory or optional prepayment, or conversion of a Libor Rate Loan for any reason on a date other than the last day of the Interest Period for such Libor Rate Loan; or

          (b) any failure by Borrowers for any reason to borrow a Libor Rate Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to this Agreement.

     Section 2.11 ADDITIONAL COSTS, ETC. If any Lender shall reasonably determine that any future applicable law, rule or regulation, or any change in any present law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, as a consequence of its obligations hereunder, to a level below that which such Lender could have achieved but for such adoption, change or compliance by any amount deemed by such Lender to be material and is not otherwise reflected in the interest and other charges payable by Borrowers hereunder, then Borrowers shall pay to such Lender upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or the Notes, as will compensate such Lender for such reduction. Determinations by any Lender of the additional amount or amounts required to compensate such Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, Borrowers shall not be required to pay to any Lender any amount in respect of any such reduction in the rate of return on such Lender's capital that is attributable to the period more than 120 days prior to the date of receipt by Borrowers of such Lender's demand for compensation in respect thereof unless such reduction in the rate of return on capital prior to such 120 day period results from the retroactive effect of a law, rule or regulation enacted, issued, modified or given a different interpretation during such 120 day period.

     Section 2.12 AGENT AND LENDER STATEMENTS. A statement signed by an officer of Agent or any Lender (as the case may be) setting forth any additional amount required to be paid by Borrowers to Agent or such Lender under Sections
2.8 and 2.11 hereof, and the computations made by Agent or such Lender to determine such additional amount or amounts, shall be submitted by Agent or such Lender to Borrowers in connection with each demand made at any time by Agent (and copies thereof delivered to each other Lender) or such Lender under either of such Sections. Subject to the conditions set forth in Section 2.11, claim by Agent or any Lender for all or any part of any additional amounts required to be paid by Borrowers under Sections 2.8 and 2.11 hereof may be made before or after any payment to which such claim relates. Each such statement shall, in the absence of manifest error, constitute conclusive evidence of the additional amount required to be paid to Agent or such Lender, provided it sets out in reasonable detail the reasons for such notice and the averaging and attribution methods used by Agent or such Lender to determine the amounts set forth in such notice.

     Section 2.13   ALLOCATION OF LIABILITY.

          (a) Notwithstanding anything herein to the contrary, each Borrower's liability (other than Holdings') under the Notes shall be limited to the Maximum Credit Liability for each Borrower as determined at the earlier of the date of commencement of a case under Title 11 of the United States Code (or any successor provision) in which such Borrower is a debtor or the date enforcement is sought hereunder or under the Notes; PROVIDED, HOWEVER, that each Borrower shall be jointly and severally liable for all advances, charges, costs and expenses, including reasonable attorneys' fees incurred or paid by Agent or any Lender in exercising any right, power or remedy conferred by this Agreement or any enforcement thereof, including without limitation those additional costs, claims and damages set forth in Section 11.6.

          (b) Each Borrower agrees that in the event of (i) the dissolution or insolvency of any Borrower, (ii) the inability of any Borrower to pay its debts as they become due, (iii) an assignment by any Borrower for the benefit of its creditors, or (iv) the institution of any bankruptcy or other proceeding by or against any Borrower alleging that such Borrower is insolvent or unable to pay its debts as they become due, and whether or not such event shall occur at a time when the Obligations are not then due and payable, the other Borrowers shall pay the Obligations promptly upon demand as if the Obligations were then due and payable. Each Borrower agrees that upon the filing by or against any other Borrower of any proceeding under any present or future provision of the United States Bankruptcy Code, or any other similar federal or state statute, other Borrowers shall have no right to contribution, indemnification, or any recourse whatsoever against the bankrupt Borrower for any liability incurred by the other Borrowers under the terms of the Loan Documents. Each Borrower agrees that this provision shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal, interest or any other amount with respect to the Obligations is rescinded or must otherwise be restored by Agent or the Lenders upon the bankruptcy or reorganization of any Borrower, any other Person or otherwise.

          (c) Each Borrower further agrees that, to the extent that any Borrower makes a payment to Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to another Borrower, its estate, trustee, receiver or any other party, including without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

     Section 2.14   LETTERS OF CREDIT.

          (a) OBLIGATION TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, prior to the maturity of the Loans (whether by acceleration or otherwise) and so long as no Default has occurred and is continuing, Issuing Bank agrees to issue, in accordance with Issuing Bank's usual and customary business practices, one or more Letters of Credit at the request of Borrowers, PROVIDED, that Issuing Bank shall not issue any Letter of Credit if any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain Issuing Bank from issuing such Letter of Credit or any rule, regulation or law applicable to Issuing Bank or any request or directive from any governmental authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letters of Credit in particular or shall impose upon Issuing Bank with respect to such Letters of Credit any restriction or reserve or capital requirement (for which Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to Issuing Bank as of the date hereof in which Issuing Bank in good faith deems material to it; or any of the conditions precedent for the issuance of such Letter of Credit or other terms and provisions of this Loan or any subsequent loans hereof are not satisfied.

          (b) EXPIRATION DATE OF LETTERS OF CREDIT. The expiration date of any Letter of Credit shall not be later than the earlier of twelve (12) months after the date of the issuance thereof, and the third anniversary of the Closing Date.

          (c) LETTERS OF CREDIT DEEMED TO BE LOANS. All Letters of Credit issued by Issuing Bank shall be issued in connection with this Agreement and Borrowers' obligation to pay any amount drawn under any Letter of Credit shall constitute an Obligation hereunder and shall be bound by and shall benefit from all the terms, provisions and conditions hereunder, including without limitation, Issuing Bank's rights to recover costs and expenses relating thereto as provided in this Agreement and Issuing Bank's remedies upon the occurrence and continuance of an Event of Default. Each Letter of Credit issued hereunder shall reduce the amount of Loan proceeds available for disbursement under the Credit Commitment in an amount equal to the face amount of each such Letter of Credit. No interest shall accrue on the amount of undisbursed Loan proceeds representing the aggregate amount of the Letters of Credit until such time as such Letters of Credit are drawn upon.

          (d) PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Borrowers shall give Issuing Bank two (2) business days' prior written notice, or telephonic or electronically transmitted notice confirmed promptly thereafter in writing, of any requested issuance of a Letter of Credit under this Agreement. Such notice shall specify the stated amount of the Letter of Credit requested, the effective date (which day shall be a business day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be a business day and shall in no event be later than the third anniversary of the Closing Date), the proposed beneficiaries of such Letter of Credit, the conditions for draws under such Letter of Credit, and any other information relevant thereto as Issuing Bank may request. Unless there is a Default or Event of Default hereunder, or unless the amount of the Letter of Credit exceeds the limitations set forth by Section 2.14(f) hereof, then, subject to the terms and conditions of this Agreement, Issuing Bank shall issue, on the requested date, a Letter of Credit for the account of Borrowers in accordance with Issuing Bank's usual and customary business practices.

          (e) REIMBURSEMENT OBLIGATIONS. Borrowers agree that all Reimbursement Obligations owing to Issuing Bank under or with respect to each such Letter of Credit issued by Issuing Bank shall be deemed to be a request for a draw or advance hereunder and shall be deemed to have been disbursed to Borrowers as a Loan hereunder. Borrowers hereby promise to pay to Agent any and all Reimbursement Obligations hereunder at the same times and in the same manner as Loans disbursed pursuant to Section 2.3(a) are required to be paid. Interest shall begin to accrue on the Reimbursement Obligations on the day such Reimbursement Obligations are incurred by Borrowers as a result of disbursement under the Letter of Credit.

          (f) AMOUNT OF LETTERS OF CREDIT. At no time shall the aggregate amount of all of the issued and outstanding Letters of Credit exceed One Million and 00/100 Dollars ($1,000,000.00), nor shall the sum of all Letters of Credit outstanding and all Loans outstanding exceed the Revolving Credit Commitment.

          (g) FEES. A fee in the amount of one and three quarter percent (1.75%) per annum (computed on the basis of a 360-day year for the days elapsed) of the daily average undrawn face amount of each of the Letters of Credit shall be payable by Borrowers ("LETTER OF CREDIT FEE"), plus all out-of-pocket expenses, including, but not limited to, charges for the opening, closing, amending, reissuing and extending of letters of credit. The Letter of Credit fee shall be paid in arrears on the last day of each month and on the Termination Date or if such day is not a Business Day on the next succeeding Business Day commencing on the first such date following the issuance of any Letter of Credit. The Agent agrees to disburse from such Letter of Credit Fee, promptly upon receipt, to the Issuing Bank a fronting fee in an amount equal to one quarter of one percent (0.25%) per annum of the daily average undrawn face amount of each of the Letters of Credit, plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, and the balance thereof to each Lender its Pro Rata Share of such Letter of Credit fee.

          (h) LETTER OF CREDIT PARTICIPATIONS. By issuance of a Letter of Credit and without any further action on the part of Issuing Bank or Lenders in respect thereof, Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent on behalf of Issuing Bank, such Lender's Pro Rata Share of any Reimbursement Obligation. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.14(h) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the occurrence and continuance of a default or an event of default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                                   ARTICLE 3

                               SECURITY AGREEMENT

     Section 3.1 SECURITY INTEREST. To secure the prompt repayment of the Notes and the Obligations, Borrowers hereby grant, and hereby pledge and collaterally assigns, to Agent, on behalf of the Lenders, a lien and security interest in and to all Collateral owned by each Borrower, wherever located, whether now or hereafter owned, existing or acquired or hereafter arising. To secure further such liabilities and Obligations, Borrowers shall grant to Agent, on behalf of the Lenders, a lien upon those leasehold interests of Borrowers identified on Schedule 3.1; and shall, at the time Borrower acquires such interests, execute and deliver to Agent, on behalf of the Lenders, Mortgages or deeds of trust, amendments or modifications to Mortgages and valid assignments of all other property rights (including, without limitation, rights to receive rents and rights with respect to judgments and claims) which now exist or which may exist or arise hereafter from time to time; and shall deliver to Agent, on behalf of the Lenders, to the extent required herein or upon Agent's request in accordance with the terms of this Agreement, all certificates of title, instruments, documents and Chattel Paper in which Borrowers from time to time has an interest and such other documents as Agent may reasonably request to perfect a security interest in the Collateral.

     Section 3.2 FINANCING STATEMENTS; ADDITIONAL DOCUMENTS. Each Borrower shall take all necessary action or as requested by Agent or any Lender to continue as perfected the first lien (subject only to Permitted Liens) and security interest in the Collateral of Lenders and Agent, except for such Collateral in which a first lien can be perfected only by possession or other action other than filing a UCC Financing Statement and such possession or other action is not required by Agent at such time. Such filings shall be in form and substance required by Agent, and each Borrower shall pay all costs of recording and filing the financing statements (and any continuation or termination statements with respect thereto), the Mortgages and any other documents, titles, statements, assignments or the like reasonably required to create, maintain, preserve or perfect the liens or security interests granted under the Loan Documents, together with costs and expenses of any lien or UCC searches required by Agent in connection with the making of the Loans. Each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect the security interest in the Collateral granted to Agent for the benefit of the Lenders. At Agent's request, each Borrower shall execute and deliver to Agent, on behalf of the Lenders, at any time and from time to time hereafter, all supplemental documentation that Agent may reasonably request to perfect, maintain, preserve or continue the security interest and liens granted Lenders and Agent hereby and under any of the other Loan Documents, in form and substance acceptable to Agent, and pay the costs of preparing and recording or filing of the same. Each Borrower agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Except as otherwise provided in this Agreement, each Borrower immediately on acquiring Inventory or Accounts or Proceeds thereof for which separate perfection is necessary or reasonably considered desirable by Agent, shall deliver to Agent, on behalf of the Lenders, any and all evidence of ownership of any such property and shall take all such action as may be reasonably necessary to perfect Agent's security interest in such property. Each Lender (by any of its officers, employees or agents, but only upon authorization of an officer of such Lender) shall have the right, at any time or times during Borrowers' usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrowers' affairs and finances with any accountant, account debtor or creditor of Borrowers and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Each Borrower shall perform all reasonable acts and execute or cause to be executed all documents, including, without limitation, the Assignment of Patents and the Assignment of Trademarks for filing with the United States Patent and Trademark Office, state offices and corresponding foreign registries as Agent reasonably deems necessary or desirable, to establish, perfect, record and maintain the security interest in the Intellectual Property and the goodwill symbolized thereby (whether now existing or hereafter acquired). If Borrowers are unable to obtain the consents or approvals to permit the assignment of the Patents and Trademarks listed on Schedule 3.2 attached hereto to Agent, as collateral security for the Loans hereunder, by December 31, 1998, after good faith efforts to obtain such consents (such determination to be made by Agent in its sole discretion) then the Applicable Margin for both Adjusted Prime Rate Loans and Libor Rate Loans shall increase by 50 basis points per annum and the Commitment Fee to be paid hereunder shall increase by 50 basis points per annum. Upon the expiration or termination of any Capital Lease or documents relating to Acquisition Indebtedness which impose negative pledge restrictions not prohibited by Section 8.9, Borrowers shall execute such further documents required by Agent to create and if requested by Agent, to perfect, a lien in the property or assets previously covered by such restriction.

     Section 3.3 ACCOUNTS; CHATTEL PAPER; LEASE AGREEMENTS. After the occurrence of an Event of Default and during the continuance thereof, Agent shall have the right at any time to notify any Person obligated to make payments to Borrowers with respect to Accounts, Chattel Paper and lease agreements to make such payments directly to Agent, on behalf of the Lenders, or directly into the deposit accounts subject to a Blocked Account Agreement.

     Section 3.4 PLEDGE OF STOCK. As additional collateral for the Loans to be made hereunder, each Borrower and each stockholder or subsidiary of a Borrower shall execute and deliver to Agent for the ratable benefit of the Lenders, appropriate Pledge Agreements with respect to all Pledged Stock. If Agent, in its reasonable discretion, determines that the assets or business of any Foreign

Subsidiary constitutes a material portion of the assets or business of Holdings, on a Consolidated basis, the Borrower owning the Capital Stock of such Foreign Subsidiary and such Foreign Subsidiary shall execute such documents or take such action as shall be necessary to grant to Agent, on behalf of Lenders, a perfected security interest in the Capital Stock or assets of such Foreign Subsidiary to the full extent requested by Agent that would not create any additional income tax obligation for Borrowers or such Foreign Subsidiary under Section 956 of the Code, or any similar successor provision of the Code.

     Section 3.5 RELEASE OF COLLATERAL. Upon Borrowers' full performance of the Obligations Agent and Lenders shall release their interest in all Collateral. Upon any sale of Collateral permitted pursuant to Section 8.5, Agent shall release its interest in the portion of the Collateral being sold, without prejudice to the continuation of its lien on any other Collateral. In either event, upon request of Holdings, the Agent shall take such action, and execute such documents, as Holdings may reasonably request in order to effectuate the foregoing.


                                      ARTICLE 4

                        CONDITIONS PRECEDENT TO DISBURSEMENTS

     Section 4.1 CONDITIONS PRECEDENT TO INITIAL CLOSING. On or prior to the Closing Date, each of the following conditions precedent shall have been satisfied:

          (a) CERTIFIED COPIES OF CHARTER DOCUMENTS AND BYLAWS. Agent and each Lender shall have received from each Borrower (i) a copy, certified by the Secretary or an Assistant Secretary of each Borrower to be true and complete on and as of the Closing Date, of the charter or other organization documents and by-laws of such Borrower as in effect on the Closing Date (together with all, if any, amendments thereto); and (ii) the charter or other organization documents of such Borrower certified by the applicable Secretary of State.

          (b) PROOF OF CORPORATE AUTHORITY. Agent and each Lender shall have received from each Borrower copies, certified by the Secretary or an Assistant Secretary of each Borrower to be true and complete on and as of the Closing Date, of records of all action taken by each Borrower to authorize (i) the execution and delivery of this Agreement and the other Loan Documents and to which it is or is to become a party as contemplated or required by this Agreement; (ii) its performance of all of its obligations under each of such documents; and (iii) the making by each Borrower of the borrowings contemplated hereby. Agent shall have received from the applicable Secretary of State a Certificate of Good Standing of recent date certifying the existence and good standing of each Borrower under the laws of the state where such Borrower is incorporated and certificates evidencing each Borrower's good standing in each state where such Borrower is required to qualify to conduct business unless failure to so qualify could not be expected to have a Material Adverse Effect.

          (c) AUTHORITY TO EXECUTE PLEDGE AGREEMENTS. Each Person executing a Pledge Agreement which is not an individual shall deliver to Agent such evidence as Agent shall reasonably deem necessary to evidence the authority of such Person to execute and deliver each such Pledge Agreement and to perform its respective obligations thereunder; provided, however, delivery of stock certificates pursuant thereto shall be required as set forth in Section 4.2(f).

          (d) INCUMBENCY CERTIFICATE. Agent and each Lender shall have received from each Borrower an incumbency certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary and giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of each Borrower, each of the Loan Documents to which each Borrower is or is to become a party on the Closing Date; and (ii) to give notices and to take other action on behalf of each Borrower under the Loan Documents.

          (e) OFFICERS' CERTIFICATES. Agent and each Lender shall have received from each Borrower a certificate dated as of the Closing Date, signed by a duly authorized officer and certifying that each of the representations and warranties made by and on behalf of such Borrower to Agent and each Lender in this Agreement and in the other Loan Documents was true and correct when made, and is true and correct on and as of the Closing Date.

          (f) LOAN DOCUMENTS, ETC. (i) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by each Borrower and shall be in full force and effect on and as of the Closing Date;
(ii) executed originals of each of the Notes shall have been delivered to each Lender in accordance with their respective Credit Commitments; and
(iii) executed originals or (as the case may be) executed counterparts of each of the other Loan Documents shall have been delivered to Agent and/or each Lender.

          (g) ACTIONS TO PERFECT LIENS. Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including without limitation, the filing of duly executed financing statements on Form UCC-1 in the jurisdictions listed on
Schedule 5.22 Part I or otherwise as necessary or, in the opinion of Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (h) INSURANCE. Agent shall have received copies of certificates of insurance executed by each insurer or its authorized agent evidencing the insurance required to be maintained by Borrowers pursuant to Section 6.2(b) (except as provided in Section 4.2(g) herein), and a certificate of a nationally recognized insurance broker reasonably satisfactory to Agent certifying that insurance complying with such Section has been obtained and is in full force and effect.

          (i) FLOOD HAZARD DETERMINATION. If requested by Agent, Agent shall have received at Borrowers' expense, a Standard Flood Hazard Determination Form issued or certified by a Person satisfactory to Agent for each structure or improvement that either (i) is located on Real Estate covered by a Mortgage or
(ii) stores or houses any Inventory or Equipment or any substantial part of the Collateral. Further, in the event such Standard Flood Hazard Determination Form evidences that the subject structure or improvement is located in a special flood hazard, as defined by FEMA, Borrowers shall deliver to Agent and Lenders evidence of appropriate flood insurance in amounts and under such conditions as identified in Section 6.2(b) hereof.

          (j) LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent or any Lender to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date; or (ii) for any Borrower to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date.

          (k) PERFORMANCE, ETC. Each Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in each of the Loan Documents to which such Borrower is a party or by which such Borrower is bound on the Closing Date. No event shall have occurred on or prior to the Closing Date, and no condition shall exist on the Closing Date, which constitutes a Default or an Event of Default.

          (l) PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Agreement, each of the other Loan Documents and all instruments and documents incidental thereto shall be in form and substance satisfactory to Agent and Lenders, and Agent and each Lender shall have received all such counterpart originals or certified or other copies of all such instruments and documents as Agent and each Lender shall have requested.

          (m)    COMPLIANCE WITH LAWS.  The borrowings made under this
Agreement are and shall be in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation, the Environmental Laws and the requirements imposed by the Board of Governors of the Federal Reserve System under Regulations G and X, and by the SEC.

          (n) LEGAL OPINION. Agent and Lenders shall have received a written legal opinion, addressed to Agent and each Lender and dated as of the Closing Date, from legal counsel for

Borrowers, which shall be substantially in the form of Exhibit J hereto and which legal opinion shall otherwise be acceptable to Agent and each Lender.

          (o) LEGAL FEES. Borrowers shall have reimbursed Agent for all fees and disbursements of legal counsel to Agent (in its capacity as Agent and a Lender) which shall have been incurred by Agent through the Closing Date in connection with the preparation, negotiation, review, execution and delivery of the Loan Documents and the handling of any other matters incidental thereto. Each Lender, other than Provident, agrees that it shall be responsible for any legal fees incurred by it in connection with the negotiation, review, execution and delivery of the Loan Documents.

          (p) PAYMENT OF CLOSING FEE. Borrowers shall have paid to Agent the Closing Fee.

          (q) SUBORDINATED DEBT OFFERING. Holdings shall have closed, or be prepared to simultaneously close with the closing of the Loans, the Subordinated Debt Offering on terms and conditions satisfactory to Agent and each Lender.

          (r) LIEN SEARCHES. Agent shall have received the results of a recent search by a Person satisfactory to Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of Borrowers or any of their Subsidiaries in the jurisdictions listed on Schedule 5.22, and the results of such search shall be satisfactory to Agent.

          (s) CHANGES; NONE ADVERSE. From the date of the Current Financial Statements referred to in Section 5.5 of this Agreement to the Closing Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrowers which, individually or in the aggregate, are materially adverse to Borrowers.

          (t) FINANCIAL STATEMENTS. Each Lender shall have received the financial statements referred to in Section 5.5, certified by an officer of Borrowers and each Lender shall have been satisfied that such financial statements accurately reflect the financial status and condition of Borrowers.

     Section 4.2 CONDITIONS PRECEDENT TO SUBSEQUENT LOANS. The obligation of the Lenders to make the initial Revolving Credit Loan and any subsequent Revolving Credit Loan shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

          (a) LEGALITY OF TRANSACTIONS. It shall not be unlawful (a) for any Lender or the Agent to perform any of its agreements or obligations under any of the Loan Documents to which such Person is a party on the Draw Date of such Loan or (b) for Borrowers to perform any of their material agreements or obligations under any of the Loan Documents.

          (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of the Borrowers to the Lenders or the Agent in this Agreement or any other Loan Document (a) shall be true and correct in all material respects when made and (b) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of Borrowers' request for such Loan, as the case may be, and shall be true and correct as of each of such dates (unless specifically stated to relate only to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents.

          (c) NO DEFAULT. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date which constitutes a Default or Event of Default.

          (d) MAXIMUM CREDIT. The making of such Revolving Credit Loan shall not result in the sum of all outstanding Revolving Credit Loans exceeding the Maximum Borrowing Base.

          (e) ACTIONS TO PERFECT LIENS. Agent shall have received evidence in form and substance satisfactory to it that all filing, recordings, registrations and other actions, including without limitation, the filing of duly executed financing statements on Form UCC-1 in the jurisdictions listed on
Schedule 5.22 Part II or as otherwise necessary or, in the opinion of Agent, desirable to perfect the Liens created by the Security Documents.

          (f) PLEDGED STOCK. Agent shall have received Pledged Stock (as defined in the Pledge Agreement) and undated assignments separate from the Pledged Stock duly executed in blank for each certificate representing shares of the Pledged Stock.

          (g) INSURANCE CERTIFICATES. Agent shall have received insurance certificates naming Agent as mortgagee, loss payee and additional insured as its interests may appear as required by Section 6.2(b)(iii) herein.

                                      ARTICLE 5

                        GENERAL REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to Agent and each Lender as follows:

     Section 5.1   EXISTENCE, ETC.

          (a) Each Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of its respective incorporation; and
(ii) has full corporate power and authority and full legal right to own or to hold under lease its respective Property and to carry on its respective businesses. Except where the failure to be so qualified and licensed will not have a Material Adverse Effect, each Borrower is qualified and licensed in each jurisdiction wherein the character of the Property owned or held under lease by it, or the nature of its business make such qualification necessary or advisable. Each Borrower is currently qualified in good standing as a foreign corporation in each jurisdiction set forth on Schedule 5.1(a).

          (b) The authorized Capital Stock of each Borrower and each Subsidiary of a Borrower as of the Closing Date is as set forth on Schedule 5.1(b), Part I. All issued and outstanding shares of Capital Stock of each Borrower and each Subsidiary of a Borrower are duly authorized and validly issued, are fully paid and nonassessable and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as listed on Schedule 5.1(b), Part II, and except for the lien of the Pledge Agreement, there are no outstanding options, rights or warrants issued by any Borrower for the acquisition of shares of the Capital Stock of any Borrower, nor any outstanding securities or obligations convertible into such shares, nor any agreements by any Borrower to issue or sell such shares. There are no options, sale agreements, pledges (other than the Pledge Agreement in favor of the Agent), proxies, voting trusts, powers of attorney or any other agreements or instruments binding upon any of Borrowers' shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the Capital Stock of any Borrower (other than Holdings).

          (c) Borrowers have no Subsidiaries except as set forth on Schedule 5.1(c) and Subsidiaries formed or acquired after the Closing Date in connection with Permitted Acquisitions and the Capital Stock of which has been pledged to Agent, for the benefit of the Lenders. All the Capital Stock of each Subsidiary is free and clear of all Liens other than those in favor of Agent. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power and authority and full legal right to own or to hold under lease its Property and to carry on its business. Each Subsidiary is qualified and licensed in each jurisdiction wherein the character of the Property owned or held under lease by it, or the nature of its business makes such qualification necessary or advisable. Each Subsidiary is currently qualified in good standing as a foreign corporation in each jurisdiction set forth on 5.1(c).

          (d) Except for stock of Subsidiaries, no Borrower owns or holds of record (whether directly or indirectly) any shares of any class in the capital of any corporation, nor does any Borrower own or hold (whether directly or indirectly) any legal and/or beneficial equity interest in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

     Section 5.2   AUTHORITY, ETC.

          (a) Each Borrower has adequate power and authority and has full legal right to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including, without limitation the borrowings contemplated hereby.

          (b) The execution and delivery by Borrowers of each of the Loan Documents, the performance by Borrowers of all of their agreements and obligations under such documents, and the making by Borrowers of the borrowings contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Borrowers and do not and will not (i) contravene any provision of its charter documents or by-laws (each as in effect from time to time); (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the Property of Borrowers under any agreement, trust deed, indenture, mortgage or other material instrument to which Borrowers are parties or by which Borrowers or any other Property of Borrowers is bound or affected (except that the execution and delivery of the Loan Documents will create liens in favor of the Lenders in accordance with the Loan Documents); (iii) violate or contravene any provision of any law, rule or regulation (including, without limitation, Regulations U, T or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to Borrowers the violation or breach of which could reasonably be expected to have a Material Adverse Effect); or (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of Borrowers or any other Person except the consents or approvals listed on Schedule 3.2.

          (c) Other than filings required to perfect the security interests granted hereunder and compliance with Federal and state securities laws in connection with any sale of any portion of the certificates evidencing or representing the shares of capital stock listed on Exhibit A to the Pledge Agreement or any other portion of the Collateral consisting of securities, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required, under any provision of any applicable law:

                 (i) for the execution and delivery by Borrowers of this Agreement, each Note, and the other Loan Documents, for the performance by Borrowers of any of the agreements and obligations thereunder or for the making by Borrowers of the borrowing contemplated by this Agreement or for the conduct by Borrowers of their business; or

                 (ii) to ensure the continuing legality, validity, binding effect, enforceability or admissibility in evidence of this Agreement, the Notes and the other Loan Documents.

     Section 5.3 BINDING EFFECT OF DOCUMENTS, ETC. Each of the Loan Documents which each Borrower has or is to have executed and delivered as contemplated and required to be executed and delivered as of the Closing Date by this Agreement has been so executed and delivered by each Borrower, and each such Loan Document is and will be in full force and effect. The agreements and obligations of such Borrower contained in each such Loan Document constitute or shall constitute legal, valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

     Section 5.4   NO EVENTS OF DEFAULT, ETC.

          (a) No event has occurred and is continuing, and no condition exists, which constitutes a Default or an Event of Default.

          (b) No default by a Borrower and no accrued right of rescission, cancellation or termination on the part of a Borrower, exists under this Agreement or any of the other Loan Documents.

     Section 5.5   FINANCIAL STATEMENTS.  The Consolidated balance sheets and
other financial statements of Borrowers dated [              ] previously
delivered to Agent ("Current Financial Statements") have been prepared in accordance with GAAP except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements to changes resulting from year-end adjustments. The balance sheets contained in the Current Financial Statements present fairly the Consolidated financial condition of the Borrowers as of the dates thereof in accordance with GAAP. The statements of income contained in the Current Financial

Statements present fairly the Consolidated results of operations of Borrowers for the fiscal periods then ended in accordance with GAAP. As of the dates of such balance sheets, there did not exist any material liabilities or obligations, secured or unsecured (whether accrued, absolute or actual, contingent or otherwise), which were not reflected in said balance sheets or in the footnotes thereto, and which should, in accordance with GAAP, have been reflected in such balance sheets.

     Section 5.6 CHANGES; NONE ADVERSE. No changes have occurred in the assets, liabilities or financial condition of the Borrowers from those reflected in the most recent balance sheet referred to in Section 5.5 hereof (the "Current Balance Sheet") which, individually or in the aggregate, constitutes a material adverse change in the assets, liabilities, or prospects of Borrowers. Since the date of Current Balance Sheet, there has been no materially adverse development in the business or in the operations or prospects of Borrowers.

     Section 5.7 TITLE TO ASSETS; MATERIAL LEASES. Each Borrower has good, sufficient and legal title to, or leasehold interest in, all the Property and assets reflected in the Current Balance Sheet, except for minor defects in title that do not materially interfere with the ability of such Borrowers to conduct its business consistent with past practices. Each Borrower enjoys peaceful and undisturbed possession of all Property subject to Material Leases and all such Material Leases are valid and in full force and effect, except when failure to enjoy such peaceful undisturbed possession or failure of such Material Lease to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. All Material Leases in effect on the Closing Date are set forth on Schedule 5.7.

     Section 5.8   INTELLECTUAL PROPERTY.

          (a) Schedule 5.8 sets forth a complete and correct list of all Patents and Trademarks owned by Borrowers on the date hereof which are material to Borrowers' business or financial condition. Except as set forth on Schedule 5.8, (a) Borrowers own and possess the right to use, and have done nothing to authorize or enable any other Person to use, any Patent or Trademark listed on said Schedule 5.8 and all registrations listed on said Schedule 5.8 are valid and in full force and effect, and (b) Borrowers own and possess the right to use all Patents and Trademarks.

          (b) Schedule 5.8 sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

          (c) (i) To the knowledge of Borrowers, there is no violation by others of any right of Borrowers with respect to any Patent or Trademark listed on Schedule 5.8 (except for any such violation which would not reasonably be expected to have a Material Adverse Effect); (ii) to the knowledge of Borrowers, Borrowers are not infringing in any respect upon any Patent or Trademark of any other Person; (iii) no proceedings have been instituted or are pending against Borrowers or, to Borrowers' knowledge, threatened, and no claim against Borrowers has been received by Borrowers, alleging any such violation.

     Section 5.9   INDEBTEDNESS FOR BORROWED MONEY.  Except as listed on
Schedule 5.9, and Indebtedness being paid off on the Closing Date, no Indebtedness of any Borrower is secured by or otherwise benefits from any Lien on or with respect to the whole or any part of Borrowers' properties or assets, present or future. There exists no default or event or condition which, with the giving of notice or passage of time, or both, would constitute a default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto which would interfere with the priority of Agent's lien on the Collateral.

     Section 5.10 LITIGATION. Except as listed on Schedule 5.10, there is no pending or to Borrowers' knowledge threatened action, suit, proceeding or investigation before any court, governmental or regulatory authority, agency, commission or official, board of arbitration or arbitrator against Borrowers or in which any Borrower is a participant ("Litigation"), as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no proceedings pending or threatened against any Borrower which call into question the validity or enforceability of any of the Loan Documents.

     Section 5.11   NO MATERIALLY ADVERSE CONTRACTS.  Except as listed on
Schedule 5.11, the San Diego Property Acquisition Agreement and other contracts entered into after the date hereof in the ordinary course of business and in accordance with reasonable business practices, no Borrower is a party to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other contracts, agreements or instruments (whether written or oral) which restricts its ability to conduct its business or, either individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect.

     Section 5.12   TAXES AND TAX RETURNS, ETC.

          (a) Except as set forth on Schedule 5.12(a), each Borrower has timely filed (inclusive of any permitted extensions) or had filed on its behalf with the appropriate taxing authorities all material returns (including without limitation, material information returns and other material information) in respect of taxes required to be filed through the date hereof. The information filed was complete and accurate in all material respects at the time of filing. Except as set forth on Schedule 5.12(a), no Borrower nor any group of which such Borrower is or was the common parent has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes other than routine extensions of time for filing returns which have not involved the payment of material taxes (other than taxes immaterial in amount) beyond the due date thereof.

          (b) All taxes and assessments in respect of periods beginning prior to the date hereof have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as reflected in the most recent financial statements of Borrowers. No Borrower has any liability for taxes in excess of the amounts so paid or reserves so established.

          (c) Except as set forth on Schedule 5.12(c), no deficiencies for taxes have been claimed, proposed or assessed by any taxing authority or other governmental authority against any Borrower nor any Subsidiary of a Borrower and no tax liens have been filed. Except as set forth on Schedule 5.12(c), there are no pending or threatened audits, investigations or claims for or relating to any liability in respect to taxes, and there are no matters under discussion with any taxing authorities or other governmental authorities with respect to taxes which are likely to result in a additional liability for taxes. No extension of a statute of limitations relating to taxes or assessments is in effect with respect to any Borrower.

          (d) Neither Borrowers nor any Subsidiary of a Borrower has any obligation under any tax sharing agreement or agreement regarding payments in lieu of taxes.

     Section 5.13   CONTRACTS WITH AFFILIATES, ETC.

          (a) Except as permitted by Section 8.13 hereof, no Borrower is a party to or otherwise bound by any written agreements, instruments or contracts (whether written or oral) with any Affiliate (other than a Borrower or a Subsidiary of a Borrower).

          (b) Except as permitted by Section 8.13 hereof, there is no Indebtedness for Borrowed Money owing by any Borrower to any Affiliate (other than a Borrower or a Subsidiary of a Borrower), nor is there Indebtedness for Borrowed Money owing by any Affiliate (other than a Borrower or a Subsidiary of a Borrower) to any Borrower.

     Section 5.14   EMPLOYEE BENEFIT PLANS.

          (a) Each Borrower and its ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations thereunder and of the Internal Revenue Code of 1986, as amended, with respect to all Employee Benefit Plans.

          (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Guaranteed Pension Plan.

          (c) The actuarial present value of all benefit commitments under each Guaranteed Pension Plan does not exceed the assets of that Plan.

          (d) No Borrower nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to Multiemployer Plans.

     As used in this Section 5.14, the terms "actuarial present value" and "benefit commitments" shall have the meanings specified in Section 4001 of ERISA.

     Section 5.15 GOVERNMENTAL REGULATION. No Borrower is a "public utility company", a "holding company" or a "subsidiary" or an "affiliate" of a "holding company," as such terms are defined in the federal Public Utility Holding Company Act of 1935, as amended. No Borrower is an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Federal Investment Company Act of 1940, as amended. No Borrower is subject to regulation under the Public Utility Holding Company Act 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for Borrowed Money.

     Section 5.16 SECURITIES ACTIVITIES. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulation U, T and X of the Board of Governors of the Federal Reserve System.

     Section 5.17 DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of Borrowers for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading as of the date of such document, certificate or other statement; provided, however, that to the extent any statements in any such document was based upon or constitutes a forecast, projection or expression of opinion, each of the Borrowers represent only that the assumptions upon which all forecasts, projections or opinions are based are based on sound business judgment. There is no fact known to any Managing Officers which has or which could reasonably be expected in the future to have a Material Adverse Effect.

     Section 5.18 NO MATERIAL DEFAULT. No Borrower is in default under any material order, writ, judgment, injunction, decree, statute or governmental rule, indenture, agreement, contract, lease or other instrument or contract applicable to it, which default would have a Material Adverse Effect or materially adversely effect any Borrower's performance of any covenants or conditions respecting any of its Indebtedness, and, except as set forth on
Schedule 5.18 hereof, no holder of any Indebtedness of any Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of any Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Borrower or its Property is pending or is threatened.

     Section 5.19   ENVIRONMENTAL CONDITIONS.

          (a) Each Borrower and its Affiliates have obtained all material permits, licenses, variances, clearances and all other necessary approvals required under applicable Environmental Laws (collectively the "EPA Permits") for use of the Real Estate and the operation and conduct of its business from all applicable federal, state, and local governmental authorities including, but not limited to, any and all appropriate federal or state environmental protection agencies and similar local agencies in regard to the use of the Real Estate and the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge, or Release of Hazardous Substances, if any, into, on or from the environment (including, but not limited to, any air, water, or soil).

                 Each issued EPA Permit is in full force and effect, has not expired or been suspended, denied or revoked, and is not the subject of any pending challenge by any Person. Each Borrower is in compliance in all material respects with each issued EPA Permit.

          (b) Neither any Borrower, the Real Estate, nor any other Property owned or leased by a Borrower is subject to any material private or governmental litigation (or to the best of Borrower's knowledge, any threatened litigation), Lien or written judicial or administrative notice, order or action relating to Hazardous Substances or relating to environmental problems, impairments or liabilities with respect to the Real Estate or such other Property.

          (c) To the best of Borrower's knowledge, there has been no material "Release" (as defined in Section 101(22) of CERCLA) into, on or from any Real Estate and no Hazardous Substances (except "Household Waste" as that term is defined at 40 C.F.R. 261.4(b)(1) (1990)) are located on or have been treated, stored, processed, disposed of, handled, transported to or from, disposed of upon the Real Estate during Borrowers' ownership or into, upon or from the environment including, but not limited to, any air, water, or soil, except in compliance with applicable Environmental Laws. No Borrower has allowed any Hazardous Substance to be treated, stored, disposed, Released, located, discharged, possessed, managed, processed, or otherwise handled on the Real Estate or in the operation or conduct of its respective businesses in violation of Environmental Laws. Each Borrower has complied, in all material respects, with all Environmental Laws affecting the Real Estate.

          (d) Borrowers and their Affiliates do not and shall not transport, in any manner, any Hazardous Substances except in the ordinary course of business in compliance with Environmental Laws.

          (e) No Borrower has received written notice of any circumstances which would result in any material obligation under any Environmental Law to investigate or remediate any Hazardous Substances in, on or under the Real Estate.

     Section 5.20 LICENSES AND PERMITS. Subject to Section 5.19 with respect to EPA Permits, each Borrower owns or possesses all material Licenses and Permits and rights with respect thereto, necessary for the conduct of its business as presently conducted and proposed to be conducted, without any known conflict with the rights of others, and, in each case, free of any Lien not permitted by Section 8.8 of this Agreement. All of the foregoing are in full force and effect, and each Borrower is in compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such License or Permit, or affect the rights of such Borrower thereunder.

     Section 5.21 SPECIAL FLOOD HAZARD DETERMINATION. Neither any of the Real Estate covered by a Mortgage nor any Inventory or Equipment is stored or housed in any structure or improvement that is located within a hundred year flood plain or an area identified by FEMA as being in a special flood hazard area.

     Section 5.22   GENERAL COLLATERAL REPRESENTATION.

          (a) Borrowers are the sole owners of and have good and marketable title to the Collateral, free from all Liens, in favor of any Person other than the Agent and except Permitted Liens, and subject to negative pledges not prohibited under Section 8.9, has full right and power to grant the Agent a security interest therein. All information furnished to the Agent concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished.

          (b) No security agreement, UCC Financing Statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Borrowers in favor of Agent pursuant to this Agreement, or (ii) in respect of the items of Collateral subject to the Permitted Liens.

          (c) The provisions of this Agreement are sufficient to create in favor of the Agent, as of the Closing Date, a valid and continuing lien on, and, to the extent perfection actions have been taken hereunder and subject to Permitted Liens, first security interest in, the types of the Collateral hereunder in which a security interest may be created under Article 9 of the UCC. UCC Financing Statements have been duly executed on behalf of Borrowers and the description of such Collateral set forth therein is sufficient to perfect first priority security interests in such Collateral in which a security interest may be perfected by the filing of UCC Financing Statements. When such UCC Financing Statements are duly filed in the filing offices listed on Schedule 5.22, and the requisite filing fees are paid, such filings will be sufficient to perfect security interests in such of the Collateral described in the UCC Financing Statements as can be perfected by filing (other than Equipment affixed to real property so as to become fixtures), which perfected security interests will be subject to Permitted Liens, prior to all other Liens in favor of others and rights of others, enforceable as such as against creditors of and purchasers from Borrowers (other than purchasers of Inventory in the ordinary course) and as against any owner of the Real Estate where any of the Equipment is located and as against any purchaser of such Real Estate and any present or future creditor obtaining a Lien on such real property.

          (d) Upon delivery to and possession by Agent of the Pledged Stock pursuant to the terms of the Pledge Agreement, Agent shall possess a valid, first priority security interest in such Pledged Stock in accordance with
Article 9 of the UCC; and

          (e) No Person now having possession or control of any of the Collateral consisting of Inventory or Equipment has issued, in receipt therefor, a negotiable bill of lading, warehouse receipt or other document of title.


                                      ARTICLE 6

                          AFFIRMATIVE COVENANTS OF BORROWERS

     Each Borrower covenants with and warrants to Agent and each Lender that, from and after the Closing Date and until all of the Obligations are paid and satisfied in full except as otherwise expressly consented to in writing by the Requisite Lenders (unless the context otherwise requires):

     Section 6.1   REPORTS AND OTHER INFORMATION.

          (a) Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent as soon as available, and in any event within thirty
(30) days after the close of each month of each fiscal year of Holdings, Consolidated balance sheets of Holdings as of the end of such month and Consolidated and consolidating statements of income and statements of cash flow of Holdings for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer, principal accounting officer or chief executive officer of Holdings to the effect that such financial statements, while not examined by independent public accountants, reflect in his opinion and in the opinion of senior management of Holdings, all adjustments necessary to present fairly the Consolidated financial position of Holdings as at the end of such month and the results of its operations for the month then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments, which statements shall be delivered at the end of each month, together with a certificate of such officer stating that as of the date of such certificate that, to the best of his knowledge, after reasonable inquiry, no event has occurred which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time or both, or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which Holdings has taken or proposes to take with respect thereto, and further setting out in such detail as is reasonably required by the Lenders' calculations demonstrating Borrowers' compliance with the requirements of
Article 7 and Sections 8.8 and 8.11 hereof.

          (b) Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent a copy of its Form 10-Q within 5 days after it is filed with the SEC, or if Holdings is not required to file a Form 10-Q, then Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent, as soon as available, and in any event within forty-five (45) days after the close of each quarter of each fiscal year of Borrowers, quarterly Consolidated financial statements for such year for Holdings and each of its subsidiaries and divisions, including therein a copy of the Consolidated balance sheets of Holdings as of the end of such fiscal year and consolidated and consolidating statements of income and statements of cash flow and statements of shareholders' equity of Holdings and its divisions and Subsidiaries, certified without qualification by the Accountants, all adjustments necessary to present fairly the financial position of Holdings as at the end of such quarter and the results of their respective operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments, which statements shall be delivered at the end of each fiscal quarter. A Compliance Certificate of the chief financial officer, principal accounting officer or chief executive officer of Holdings shall be included with such reports stating that as of the date of such certificate, to the best of his knowledge, after reasonable inquiry, no event has occurred which constitutes a Default or an Event of Default or would constitute a Default or an Event of Default with the giving of notice or the lapse of time or both, or, if a Default or an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrowers have taken or proposes to take with respect thereto, and further setting out in such detail as is reasonably required by the Lenders each Borrower's compliance with the requirements of
Article 7 and Sections 8.8 and 8.11 hereof.

          (c) Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent a copy of its Form 10-K within five (5) days after it is filed with the SEC, or if Holdings is not required to file a Form 10-K, then Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent, as soon as available and in any event within ninety
(90) days after the end of each fiscal year of Holdings a copy of the annual financial statements for such year for Holdings, including therein a copy of the Consolidated balance sheet of Holdings as of the end of such fiscal year and consolidated and consolidating statements of income and statements of cash flow and statements of shareholders' equity of Holdings and its respective divisions and Subsidiaries, certified without qualification by the Accountants. A Compliance Certificate of the chief financial officer, principal accounting officer or chief executive officer of Holdings shall be included with such reports stating that, as of the date of such certificate, to the best of his knowledge and after reasonable inquiry, no event has occurred which constitutes a Default or an Event of Default, or, if a Default or an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which Borrowers have taken or proposes to take with respect thereto and further setting out in such detail as is reasonably required by the Lenders each Borrowers' compliance with the requirements of Article 7 and Sections 8.8 and 8.11 hereof.

          (d) Together with each delivery of financial statements of Holdings pursuant to Sections 6.1(a), 6.1(b), or 6.1(c), Holdings, on behalf of itself and each of the Borrowers, will deliver a management report:
(1) describing the Consolidated operations and financial condition of Holdings and its Subsidiaries and divisions for the period then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials). The information above shall be presented in reasonable detail and shall be certified by the chief financial officer or controller of Holdings to the effect that such information fairly presents the Consolidated results of operations and financial condition of Holdings and its subsidiaries and divisions as at the dates and for the periods indicated.

          (e) Holdings, on behalf of itself and each of the Borrowers, shall provide, periodically at the request of the Agent or the Requisite Lenders and in any event no less frequently than the fifteenth (15th) day of each month beginning August 15, 1998, a report with respect to the Eligible Inventory and Eligible Accounts included in the Borrowing Base, which report shall indicate that the information set forth in the most recent Borrowing Base Certificate delivered by Borrowers is accurate and complete in all material respects. Agent expects to conduct periodic field audits of each Borrower and a comprehensive field audit of such Borrower on a semi-annual basis. Each Borrower shall cooperate fully with the Agent in the completion of each such audit.

          (f) Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent, promptly after sending or filing thereof, copies of all reports and communications which Holdings sends to its security holders, and copies of all reports and registration statements which Holdings files with the SEC.

          (g) Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent as soon as possible, and in any event within fifteen (15) days after a Management Officer knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of the chief financial officer or treasurer of Holdings describing such Termination Event and the action which such Borrower proposes to take with respect thereto.

          (h) Holdings, on behalf of itself and each of the Borrowers, shall provide to the Agent as soon as possible, and in any event within five (5) days after the occurrence of a Default or Event of Default, continuing on the date of such statement, a statement of the chief financial officer or treasurer of Holdings setting forth the details of such Default or Event of Default, and the action which Borrowers propose to take with respect thereto.

          (i) If (and on each occasion that) any of the following events shall occur:

                 (i) any Loan Document shall at any time be terminated, canceled or rescinded for any reason whatever; or

                 (ii) any action at law, suit in equity or other legal proceeding shall at any time be commenced or threatened in writing by any Person (A) to terminate, cancel or rescind any Loan Document, or (B) to enforce any other Person's performance or observance of or compliance with any covenants, agreements or obligations under any Loan Document; or

                 (iii) any Person which is a party to or otherwise bound by any Loan Document shall fail or refuse to perform, comply with or observe or shall otherwise breach any one or more of the material covenants, agreements or obligations under such Loan Document;

then Borrowers will promptly (and, in any event, within five (5) Business Days) after Borrowers shall have first become aware of the occurrence of any such event, furnish to Agent written notice setting forth brief particulars thereof.

          (j) Holdings, on behalf of itself and each of the Borrowers, shall provide the Agent with the following additional reports:

                 (i) as soon as available and in any event within a reasonable time after the close of each fiscal year of Holdings copies of the portions of any and all auditor's letters, if any, to the board of directors of Holdings or to any other entity comprising Holdings regarding the various accounting practices and control procedures used by any Borrower;

                 (ii) promptly after a Borrower becomes aware of the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may adversely affect a Borrower and which are not fully covered by insurance without the applicability of any co-insurance provisions or which have not been bonded and in which either (A) the amount in controversy exceeds One Hundred Thousand and 00/100 Dollars ($100,000.00) for any single proceeding or Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate or (B) would cause a Material Adverse Effect;

                 (iii) as soon as practicable after becoming aware of a claim by any Person that a Borrower is in default under any agreement entered into in connection with Indebtedness for Borrowed Money in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), notice of any such claim or default;

                 (iv) notice of any change in the conduct of the business, prospects or financial condition of a Borrower promptly upon such Borrower becoming aware of any such change which would have a Material Adverse Effect;

                 (v) notice of any release of Hazardous Substances on the Real Estate that is in material violation of Environmental laws or would require remediation pursuant to applicable federal or state law or of any notification having been filed with regard to a release of Hazardous Substances on or into Real Estate under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or any other applicable Environmental Law. Such notice shall indicate the steps the responsible Borrower has or will take to remediate all hazardous environmental conditions if any such steps are required of it by applicable Environmental Law and the estimated costs of such remediation; and

                 (vi) if (and on each occasion that) any event shall at any time occur or any condition shall at any time develop which constitutes a Default or an Event of Default, then, promptly (and, in any event, within five (5) Business Days) after a Borrower shall have first become aware of the occurrence or development of any such event or condition, such Borrower will furnish or cause to be furnished to Agent a written notice specifying the nature and the date of the occurrence of such event or (as the case may be), the nature and the period of existence of such condition and what action such Borrower is taking or proposes to take with respect thereto.

          (k) Each Borrower shall also provide the Agent with such other information relating to any Borrower (including, without limitation, any Employee Benefit Plan) as the Agent may from time to time reasonably request. To the extent the Agent is obligated to do so by applicable law, rule or regulation, it may deliver to any regulatory body having jurisdiction over it, copies of the reports and other information provided by Borrowers to the Agent pursuant to this Section 6.1.

     Section 6.2   MAINTENANCE OF PROPERTY; AUTHORIZATION; INSURANCE.

          (a) Each Borrower covenants to keep and maintain all of its Property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make, or use all reasonable legal remedies to cause to be made, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

          (b) At their own cost and expense, Borrowers shall obtain and maintain during the term of this Agreement (i) insurance against loss, destruction or damage to their properties as Agent may reasonably require from time to time to fully protect the Agent's and Lenders' interests in the Collateral; (ii) minimum flood insurance as required by FEMA or any other government agency or when required by federal, state or local law, statute, regulation or ordinance and as may be reasonably required by Agent and Lenders; and (iii) insurance against public liability and third party property damage, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to Agent and naming Agent for the benefit of Lenders as mortgagee, loss payee and additional insured as its interests may appear. Borrowers agree to deliver to Agent upon request insurance certificates or policies evidencing compliance with the above requirements. Each Borrower covenants, warrants and represents that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated. In the event that any item or Collateral shall be lost, destroyed or irreparably damaged from any cause whatsoever during the term hereof, Borrowers agree to proceed diligently and cooperate fully with Agent and Lenders in the recovery of any and all proceeds of insurance applicable thereto, and the carriers named therein are hereby directed by Borrowers to make payment for such loss to Agent, on behalf of the Lenders, and not to Borrowers and Lenders jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrowers and Agent and Lenders jointly, Agent may endorse the names of Borrowers thereon and do such other things as it may deem advisable to reduce the same to cash. Provided Borrowers are not in Default in any of their Obligations to Agent or Lenders under any of the Loan Documents, all loss recoveries received by Agent and Lenders upon any such insurance shall be paid by Agent and Lenders to Borrowers so long as such proceeds promptly are reinvested in such Borrower's business. Should any Borrower then be in default in any of its obligations to Agent or Lenders under any of the Loan Documents, such cash resources may be applied and credited by Agent and Lenders to any obligation, subject to Section 2.8(a). Borrowers further covenant that each shall require that the insurer with respect to each such insurance policy provide for thirty (30) days' advance written notice to Agent of any cancellation or termination of, or other change of any nature whatsoever in, the coverage provided under any such policy.

     Section 6.3 KEY MAN LIFE INSURANCE. Holdings shall obtain, within forty-five (45) days after the Closing Date, and maintain key man life insurance policies covering William B. Adams in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00), and Holdings shall maintain such insurance in full force and effect until the Loans have been paid in full and all financing agreements among Borrowers, Agent and the Lenders related thereto have been terminated. Holdings shall assign such policy to the Agent for the benefit of itself and the Lenders pursuant to an assignment in form and substance satisfactory to the Agent with respect to such policy.

     Section 6.4 CORPORATE EXISTENCE. Each Borrower shall preserve and maintain its existence as a corporation in its state of its incorporation on the Closing Date and all of its rights, franchises and privileges as a corporation, except where the failure to take such actions would not reasonably be expected to have a Material Adverse Effect.

     Section 6.5 INSPECTION RIGHTS. At any reasonable time, upon reasonable notice, and from time to time, each Borrower shall permit the Agent or any Lender, or any of their respective agents, representatives or current or prospective participants in the Loan, to inspect the Collateral, to examine and make copies of and abstracts from the records and books of account of, to visit the properties of, any Borrower and to discuss the affairs, finances and accounts of such Borrower with any of their officers, employees, agents or the Accountants.

     Section 6.6 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall pay or cause to be paid all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have become due and payable and which by law have become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     Section 6.7   COMPLIANCE WITH LAWS.

          (a) Each Borrower will comply with all applicable federal, state and local laws, rules, regulations and orders pertaining to the operation of its business (except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect), paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying all lawful claims which if unpaid might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

          (b) Each Borrower will promptly notify each Lender in the event that such Borrower receives any notice, claim or demand from any governmental agency which alleges that such Borrower is in material violation of any of the terms of, or has materially failed to comply with any applicable order issued pursuant to any federal, state or local statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

     Section 6.8 NOTICE OF OTHER EVENTS. Immediately upon a Borrower first becoming aware of any of the following occurrences, such Borrower will furnish or cause to be furnished to Agent written notice with full particulars of
(i) the business failure, insolvency or bankruptcy of a Borrower; (ii) the rescission, cancellation or termination, or the creation or adoption, of any agreement or contract to which such Borrower is a party (but only to the extent that the same would reasonably be expected to have a Material Adverse Effect) PROVIDED, HOWEVER, Holdings shall not be required to provide Agent with a copy of any notice of default from Encore Technologies, Inc. ("Encore") in which Encore is claiming that Holdings is in default of its payment obligations under that certain Settlement Agreement dated as of July 6, 1997 (as set forth on Schedule 5.18) and the Management Officers, in good faith, believe that Holdings has fully complied with such payment obligations; (iii) any labor dispute, any attempt by any labor union or organization representatives to organize or represent employees of any Borrower, or any unfair labor practices or proceedings of the National Labor Relations Board with respect to such Borrower (but only to the extent that the same would reasonably be expected to have a Material Adverse Effect); or (iv) any defaults or events of default under any agreement of such Borrower or any violations of any laws, regulations, rules or ordinances of any governmental or regulatory body (but only to the extent that the same would reasonably be expected to have a Material Adverse Effect).

     Section 6.9 INSPECTIONS AND AUDITS. Each Borrower will, and will cause each of its Subsidiaries to, at the expense of such Borrower, permit the Agent and representatives appointed by the Agent (including, without limitation, independent accountants, agents, attorneys, and appraisers) at any time, upon reasonable notice, in the Agent's sole discretion or at the discretion of the Required Lenders to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, to conduct periodic field exams and/or appraisals and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such maters with the officers, employees and representatives of such Person.

     Section 6.10 PAYMENT OF INDEBTEDNESS. Borrowers will duly and punctually pay or cause to be paid principal and interest on the Loans and all fees and other amounts payable hereunder or under the Loan Documents in accordance with the terms hereunder. Each Borrower shall pay all other Indebtedness (whether existing on the date hereof or arising at any time thereafter) punctually in accordance with trade practices or within any applicable period of grace except to the extent that any such obligation is contested in good faith by proper proceedings or such Borrower has provided Agent evidence that any Lien resulting from the non-payment thereof has been bonded or with respect to which adequate reserves have been set aside for the payment thereof.

     Section 6.11   PAYMENT OF FEES.

          (a) Borrowers shall pay to Agent for the ratable benefit of Lenders, the Commitment Fee, which shall commence to accrue on the Closing Date, in monthly installments in arrears with the first installment being due on September 1, 1998, and the subsequent installments being due on the first Business Day of each month thereafter until the Termination Date, at which time all accrued amounts of the Commitment Fee shall be immediately due and payable. Agent shall distribute the Commitment Fee to Lenders in accordance with each Lender's Pro Rata Share.

          (b)    Borrowers shall pay to Agent the Audit Fee.

     Section 6.12 PERFORMANCE OF OBLIGATIONS UNDER CERTAIN DOCUMENTS. Each Borrower will duly and properly perform, observe and comply with all of its agreements, covenants and obligations under this Agreement and each of the other Loan Documents.

     Section 6.13   GOVERNMENTAL CONSENTS AND APPROVALS.

          (a) Each Borrower will obtain or cause to be obtained all such approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority, agency or official, or any central bank or other fiscal or monetary authority, agency or official, as may be required from time to time under any provision of any applicable law, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (i) for the performance by such Borrower of any of its agreements or obligations under the Notes, this Agreement or any of the other Loan Documents or for the payment by such Borrower to the Agent at its Head Office of any sums which shall become due and payable by such Borrower to Agent or any Lender thereunder;

                 (ii) to ensure the continuing legality, validity, binding effect or enforceability of the Notes or any of the other Loan Documents or of any of the agreements or obligations thereunder of such Borrower; or

                 (iii) to continue the proper operation of the business and operations of such Borrower.

          (b) Each Borrower shall duly perform and comply with the terms and conditions of all such approvals, consents, orders, authorizations and Licenses and Permits from time to time granted to or made upon such Borrower (except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect).

     Section 6.14 EMPLOYEE BENEFIT PLANS AND GUARANTEED PENSION PLANS. Each Borrower will and will cause each of its ERISA Affiliates to (a) comply in all material respects with all requirements imposed by ERISA and the Internal Revenue Code of 1986, as amended, applicable from time to time to any of its Guaranteed Pension Plans or Employee Benefit Plans, (b) make full payment when due of all amounts which, under the provisions of Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto, (c) not permit to exist any accumulated funding deficiency, whether or not waived, (d) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its Employee Benefit Plans, (e) make any payments to Multiemployer Plans required to be made under any agreement relating to such Multiemployer Plans, or under any law pertaining thereto, (f) not amend or otherwise alter any Guaranteed Pension Plan if the effect would be to cause the actuarial present value of all benefit commitments under each Guaranteed Pension Plan to be less than the current value of the assets of such Guaranteed Pension Plan allocable to such benefit commitments, (g) furnish to all participants, beneficiaries and employees under any of the Employee Benefit Plans, within the periods prescribed by law, all reports, notices and other information to which they are entitled under applicable law, and (h) take no action which would cause any of the Employee Benefit Plans to fail to meet any qualification requirement imposed by the Internal Revenue Code of 1986, as amended.

As used in this Section 6.14, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

     Section 6.15 FURTHER ASSURANCES. Each Borrower will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably requested by the Agent from time to time in order to give full effect to any of the Loan Documents, including, without, limitation, such additional Security Documents required by Agent in accordance with Article 3.

     Section 6.16 BORROWERS' DEPOSITORY ACCOUNTS. Borrowers shall concentrate all of their bank and depository accounts with Provident, including without limitation, all demand deposit, time deposit, concentration and zero balance accounts except that Borrowers may maintain up to six (6) operating accounts with local financial institution with balances less than $25,000.00 each, which such amounts shall not be subject to Blocked Account Agreements, provided Borrowers shall use their best efforts to maintain such accounts with one or more of the Lenders. Such depository account concentrations and primary depository accounts shall be established with Provident within one hundred twenty (120) days of the Closing Date.

     Section 6.17 USE OF PROCEEDS. Borrowers shall use all Loan proceeds disbursed only in accordance with the purposes set forth in Section 2.9 of this Agreement.

     Section 6.18 YEAR 2000 COMPATIBILITY. Holdings has reviewed, or will expeditiously review, its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of Holdings' or any of its Subsidiaries' major commercial counterparties. Holdings shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on or after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of the Bank, Holdings will provide the Bank with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Bank as to the capability of Holdings and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. Holdings represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

                                      ARTICLE 7

                                 FINANCIAL COVENANTS

     Each Borrower covenants with and warrants to Agent and each Lender that, from and after the Closing Date and until all of the Obligations are paid and satisfied in full except as otherwise expressly consented to in writing by the Requisite Lenders (unless the context otherwise requires):

     Section 7.1 SENIOR SECURED INDEBTEDNESS RATIO. Borrowers shall not permit their ratio of Senior Secured Indebtedness to Consolidated EBITDA for the Reference Period ending on each Computation Date to be greater than 2.25 to 1.00.

     Section 7.2 INTEREST COVERAGE RATIO. On each Computation Date, Borrowers shall not permit their ratio of Consolidated EBITDA to Consolidated Cash Interest Expense to be greater than the ratio set forth opposite such date for the relevant Reference Period:


---------------------------------------------------------------------
---------------------------------------------------------------------
              COMPUTATION DATE                             RATIO
---------------------------------------------------------------------
---------------------------------------------------------------------
 September 30, 1998, December 31, 1998                 2.50 to 1.00
---------------------------------------------------------------------
 March 31, 1999, June 30, 1999, September              3.00 to 1.00
 30, 1999 and December 31, 1999
---------------------------------------------------------------------
 March 31, 2000 and each Computation Date              3.50 to 1.00
 thereafter
---------------------------------------------------------------------
---------------------------------------------------------------------


     Section 7.3 TOTAL INDEBTEDNESS RATIO. Borrowers shall not permit their ratio of Consolidated Indebtedness to Consolidated EBITDA for the Reference Period ending on the dates set forth below to be greater than the ratio set forth opposite such date:


---------------------------------------------------------------------
---------------------------------------------------------------------
              COMPUTATION DATE                             RATIO
---------------------------------------------------------------------
---------------------------------------------------------------------
 September 30, 1998                                    6.00 to 1.00
---------------------------------------------------------------------
 December 31, 1998                                     4.00 to 1.00
---------------------------------------------------------------------
 March 31, 1999, June 30, 1999, September              3.75 to 1.00
 30, 1999 and December 31, 1999
---------------------------------------------------------------------
 March 31, 2000 and each Computation Date              3.00 to 1.00
 thereafter
---------------------------------------------------------------------
---------------------------------------------------------------------


     Section 7.4 FIXED CHARGE COVERAGE. Borrowers shall not permit their ratio of Consolidated EBITDA to Consolidated Fixed Charges for the Reference Period ending on the dates set forth below to be less than the ratio set forth opposite such date:


---------------------------------------------------------------------
---------------------------------------------------------------------
           COMPUTATION DATE                                RATIO
---------------------------------------------------------------------
---------------------------------------------------------------------
 September 30, 1998                                     0.55 to 1.00
---------------------------------------------------------------------
 December 31, 1998                                      1.05 to 1.00
---------------------------------------------------------------------
 March 31, 1999, June 30, 1999, September               1.25 to 1.00
 30, 1999 and December 31, 1999
---------------------------------------------------------------------
 March 31, 2000 and each Computation Date               1.50 to 1.00
 thereafter
---------------------------------------------------------------------
---------------------------------------------------------------------


     Section 7.5 CURRENT RATIO. Borrowers shall not permit their Current Ratio on each Computation Date to be less than 1.50 to 1.00.

     Section 7.6 LIMITATION ON CAPITAL EXPENDITURES. Borrowers on a Consolidated basis shall not make or incur any Capital Expenditures in the aggregate during any of the periods set forth below in excess of the maximum amount set forth below for such period:


--------------------------------------------------------------------------
--------------------------------------------------------------------------
                                                 MAXIMUM AMOUNT OF CAPITAL
                   PERIOD                              EXPENDITURES
--------------------------------------------------------------------------
--------------------------------------------------------------------------
 January 1, 1998 through December 31, 1998              $17,500,000
--------------------------------------------------------------------------
 January 1, 1999 through December 31, 1999              $17,500,000
--------------------------------------------------------------------------
 January 1, 2000 through December 31, 2000
 and each Computation Date thereafter                   $17,500,000
--------------------------------------------------------------------------
--------------------------------------------------------------------------


     To the extent actual Capital Expenditures for any such period shall be less than the maximum amount set forth above for such period, the difference shall be available for excess Capital Expenditures in the next immediately succeeding period only (to be applied as though such carryover amount were the last dollar spent in such succeeding period).

     If a Borrower enters into a Capital Lease with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section, the aggregate amount of all payments due for the entire term of such Capital Lease (excluding, however, the interest portion of capitalized lease payments or the interest portion of any other permitted Indebtedness) shall be considered expended in full on the date that such Borrower enters into such Capital Lease.


                                      ARTICLE 8

                           NEGATIVE COVENANTS OF BORROWERS

     Each Borrower covenants with and warrants to Agent and each Lender that from and after the Closing Date and until all of the Obligations are paid and satisfied in full except as otherwise expressly consented to in writing by the Requisite Lenders:

     Section 8.1 LIMITATION ON NATURE OF BUSINESS. No Borrower will at any time make any material change in the nature of its business as carried on at the date hereto or undertake, conduct or transact any business in a manner prohibited by applicable law. No Borrower shall create, capitalize or acquire any Subsidiary after the Closing Date except in connection with Permitted Acquisitions.

     Section 8.2 LIMITATION ON FUNDAMENTAL CHANGES. No Borrower nor any Subsidiary of a Borrower shall at any time consolidate with or merge into or with any Person or Persons or enter into or undertake any plan or agreement of consolidation or merger with any Person except in connection with Permitted Acquisitions. No Borrower nor any Subsidiary of a Borrower shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of Borrowers' or any such Subsidiary's business or property whether now or hereafter acquired except if such transaction or series of transactions will not cause a Material Adverse Effect. Neither Borrower nor any Subsidiary shall make or permit any amendment or modification to its charter documents or by-laws.

     Section 8.3 RESTRICTED PAYMENTS. Borrowers will not and will not permit any of their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payments except that:

          (a) Borrowers may make the scheduled periodic payments of interest under the Subordinated Debt Documents (as such Agreement is in effect on the Closing Date) in accordance with the terms thereof, but subject to the subordination provisions contained in Section 13 of such Note and Warrant Purchase Agreement or otherwise as approved in writing by Requisite Lenders;

          (b) So long as no Default or Event of Default exists, Subsidiaries of Borrowers may make Restricted Payments with respect to their common stock;

          (c) Borrowers may make payments pursuant to stock repurchase plans approved by the Board of Directors of Holdings not to exceed One Million and 00/100 Dollars ($1,000,000.00) or twenty-five percent (25%) of Net Income of Holdings from and after the Closing Date, whichever is greater; at the time of such repurchase, no Event of Default shall have occurred and no Default could reasonably be expected to occur as a result of such repurchase;

          (d) Borrowers may make payments with respect to Earn Out Obligations described in Clause (a) of the definition of Earn Out Obligations;

          (e) Borrowers may make payments on Acquired Indebtedness, provided, however, that so long as an Event of Default shall have occurred and be continuing, Borrowers will not make any payments with respect to Earn Out Obligations described in clause (b) of the definition of Earn Out Obligations other than as permitted under clause (f) below;

          (f) Borrowers may make payments or issuances of Capital Stock for application against Earn Out Obligations;

          (g) Holdings may issue options to acquire Capital Stock of Holdings, and Capital Stock pursuant to said options, to consultants, employees, officers and directors of Holdings and its Subsidiaries (provided such issuances do not violate the terms of Section 8.4 hereof); and

          (h) Borrowers may make payments with respect to Capital Leases existing as of the date hereof and listed on Schedule 5.7 and with respect to other Capital Leases not prohibited in this Agreement.

     Section 8.4 MANAGEMENT COMPENSATION. Neither Borrowers nor any Subsidiary shall pay or enter into an agreement to pay any Management Shareholder yearly Compensation in excess of the reasonable amounts set by the Board of Directors of Holdings or a compensation committee thereof, consistent with past procedures of such Board or committee. As used herein, "Compensation" shall mean all forms of direct and indirect remuneration and include, without limitation, salaries, commissions, bonuses, securities, property, insurance benefits, personal benefits and contingent forms of remuneration. Neither Borrowers nor any Subsidiary shall pay or obligate themselves to pay, directly or indirectly, any management fee or similar compensation to any Person other than officers and employees of a Borrower in the ordinary course of business.

     Section 8.5   LIMITATION ON DISPOSITION OF ASSETS.

          (a) Neither Borrowers nor any of their Subsidiaries will sell, lease, transfer or otherwise dispose of any of their properties, business or assets ("Asset Dispositions"), or grant any Person an option to acquire any such property, business or assets except for (A) Specified Dispositions, (B) the sale of the San Diego Property (or rights under the San Diego Property Acquisition Agreement), (C) bona fide sales of Inventory to customers in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, and (D) Asset Dispositions which satisfy the following conditions:

                 (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00);

                 (ii) the consideration received is at least equal to the fair market value of such assets;

                 (iii) if the consideration received is not solely in cash, all non-cash consideration is pledged to the Agent pursuant to documents satisfactory to the Agent so that the Agent has received a first priority perfected security interest in such non-cash consideration to secure the Obligations;

                 (iv) the Net Proceeds of such Asset Disposition are applied as required by Section 2.6(c);

                 (v) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Article 7, recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and

                 (vi) no Default or Event of Default shall result from such sale or other disposition.

          (b) Except as permitted elsewhere in this Agreement, Borrowers will not and will not permit any of their Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock in any Borrower or any such Subsidiaries, including warrants, rights or options to acquire shares or other equity securities of any of their Subsidiaries, except
(i) to any Borrower or another Subsidiary of any Borrower, (ii) Capital Stock of Holdings paid as purchase consideration to sellers in connection with Permitted Acquisitions, (iii) Capital Stock of Holdings delivered for application against Earn Out Obligations, or (iv) Capital Stock of Holdings (and options or warrants to acquire Capital Stock of Holdings) issued to consultants, employees, officers and directors of Holdings and its Subsidiaries (provided such issuances do not violate the terms of Section 8.4 hereof).

     Section 8.6 LIMITATION ON INVESTMENTS. No Borrower shall at any time make any Investments of any kind whatever in any Person or Persons; EXCLUDING, HOWEVER from the operation of the foregoing provisions of this
Section 8.6:

          (a) Property to be used in the ordinary course of business of such Borrower;

          (b) Assets arising from the sale of goods and services in the ordinary course of business of such Borrower;

          (c)    Investments in cash and Cash Equivalents;

          (d) Investments made in connection with the consummation of Permitted Acquisitions, provided that (i) after giving affect to the payment of any Cash Acquisition Consideration provided in connection with such Permitted Acquisition, the aggregate Cash Acquisition Consideration provided in connection with all Permitted Acquisitions theretofore affected in such calendar year does not exceed Five Million and 00/100 Dollars ($5,000,000.00), (ii) no Event of Default shall have occurred and is continuing at the time of the consummation of such Permitted Acquisition and (iii) no Default could reasonably be expected to occur or result from the consummation of such Permitted Acquisition, taking into consideration the Cash Acquisition Consideration and the pro forma effect of such Permitted Acquisition ; and

          (e) The acquisition of the San Diego Property on or before December 31, 1998 in accordance with the San Diego Property Acquisition Agreement.

     Section 8.7 ACQUISITION OF MARGIN SECURITIES. No Borrower shall own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent and each

Lender shall have received an opinion of counsel satisfactory to Agent and each Lender to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation U, T, X or any other regulation of the Federal Reserve Board then in effect.



     Section 8.8 LIMITATION ON MORTGAGES, LIENS AND ENCUMBRANCES. No Borrower shall at any time create, assume, incur or permit to exist, any mortgage, Lien or other encumbrance in respect of any of its Property, assets, income or revenues of any character, whether heretofore or hereafter acquired by it; EXCLUDING, HOWEVER, from the operation of the foregoing provisions of this Section 8.8 (each a "PERMITTED LIEN"):

          (a) Any Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.7 of this Agreement;

          (b) Any statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent;

          (c) Any Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (d) Any easements, rights-of-way, encroachments, leases, royalties, restrictions and other similar title exceptions or encumbrances provided such do not, in the aggregate, materially interfere with the ordinary conduct of the business of a Borrower or materially reduce or impair the value of the Real Estate so encumbered;

          (e) Any interest or title of a lessor under any Material Lease listed on Schedule 5.7 annexed to this Agreement;

          (f) Liens granted to Agent for the benefit of Lenders and the additional existing mortgages, Liens and encumbrances of Borrowers, listed and described, but only to the extent indicated, on Schedule 8.8(f) annexed to this Agreement;

          (g) The Indebtedness of a Borrower under or in respect to any conditional sales agreements, security agreements, equipment leases in the nature of title retention agreements or security agreements or other similar title retention agreements entered into by a Borrower on, prior to or after the date of this Agreement in order to secure the payment of the purchase price of any equipment purchased, leased or otherwise acquired by such Borrower for use in the ordinary course of its business; PROVIDED, HOWEVER, that such Borrower is, by the terms of each of Sections 8.12 or 8.13 hereof, expressly permitted to enter into such agreement or lease;

          (h) Precautionary UCC filings made by lessors in connection with Capital Leases;

          (i)    Liens listed on Schedule 5.9;

          (j) Liens securing Acquired Indebtedness provided that such Liens relate only to the assets acquired and such Liens do not encumber any other assets of Borrower; and

          (k) Liens on assets acquired in connection with Permitted Acquisitions closed prior to the Closing Date to secure any unpaid Cash Acquisition Consideration or Earn Out Obligations, and Liens on Capital Stock of Holdings to secure Earn Out Obligations arising in connection with Permitted Acquisitions closed prior to the Closing Date.

     Section 8.9 NO ADDITIONAL NEGATIVE PLEDGES. No Borrower will create or otherwise cause or suffer to exist or become effective, directly or indirectly,
(a) any prohibition or restriction (including any agreement to provide equal or ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent) on the creation or existence of any Lien upon the assets of a Borrower, or (b) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default (each a "Negative Pledge"); except, however, Negative Pledge restrictions incurred in connection with Capital Leases or Acquisition Indebtedness, but in each case only so long as the Negative Pledge applies only to the property subject to the Capital Lease or asset acquired pursuant to the Permitted Acquisition in which such Acquisition Indebtedness was incurred.

     Section 8.10 NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWERS. Except as provided herein, Borrowers will not and will not permit any of their Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiaries to: (1) pay dividends or make any other distribution on any of such Subsidiary's Capital Stock owned by Borrowers or any Subsidiaries of Borrowers; (2) subject to subordination provisions, pay any indebtedness owed to Borrowers or any other Subsidiary; (3) make loans or advances to Borrowers or any other Subsidiary; or (4) transfer any of their properties or assets to Borrowers or any other Subsidiary.

     Section 8.11 LIMITATION ON INDEBTEDNESS. Except for (i) the existing indebtedness listed on Schedules 5.9 and 8.11, (ii) Acquired Indebtedness,
(iii) Indebtedness incurred in connection with a Capital Lease of a Borrower as permitted herein (including without limitation

Capital Leases existing as of the date hereof and listed on Schedule 5.7),
(iv) Indebtedness outstanding under the Subordinated Debt Documents, no Borrower shall at any time create, incur or assume, or become liable (directly or indirectly) in respect of, any Indebtedness for Borrowed Money, other than Indebtedness arising under this Agreement and the other Loan Documents, (v) Earn Out Obligations treated as Indebtedness in accordance with the definition of Indebtedness or (vi) Indebtedness incurred in connection with Permitted Acquisitions (so long as any such Indebtedness incurred under this clause (vi) does not result in a violation of the terms of Article 7 or Section 8.6(d)

     Section 8.12 LIMITATION ON SALES AND LEASEBACKS. No Borrower shall at any time, directly or indirectly, sell and thereafter lease back any of its respective assets or Property except the sale and leaseback of the San Diego Property which shall occur, if at all, by December 31, 1998.

     Section 8.13 TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted herein, no Borrower shall at any time enter into or participate in any agreements or transactions of any kind with any Affiliates of any Borrower (except that a Borrower shall be permitted to enter into such agreements or transaction with any other Borrower), except (i) agreements or transactions that produce annual payments of less than Twenty Thousand and 00/100 Dollars ($20,000.00) individually or One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate; or (ii) agreements or transactions entered into in the ordinary course of business upon fair and reasonable terms no less favorable to Borrowers than could be obtained in a comparable arms-length transaction with an unaffiliated Person. Notwithstanding the foregoing, nothing contained in this Section 8.13 shall preclude transactions between Holdings and its Subsidiaries the Capital Stock of which has been pledged to Agent.

     Section 8.14 CHANGES RELATING TO SUBORDINATED INDEBTEDNESS. Borrowers will not and will not permit any of their Subsidiaries to change or amend the terms of the Subordinated Debt Documents that would amend or modify any provisions of Articles 11 or 13 (a) accelerate the amount or the time of any prepayment or payment of the principal amount of Indebtedness outstanding under the Subordinated Debt Documents; or (b) provide for per annum interest rates payable on the Indebtedness outstanding under the Subordinated Debt Document at any time in excess of 2.00% over the per annum interest rates that would otherwise be payable on such Indebtedness at such time; or (c) that would amend or modify the covenants or events of default contained in the Subordinated Debt Documents so that, taken as a whole, they would impose upon the Borrowers or their assets, taken as a whole, materially more stringent obligations or otherwise subject them to a materially greater degree of recourse than provided thereunder as of the date hereof.

     Section 8.15   NO ADDITIONAL BANK ACCOUNTS.  Except as provided in
Section 6.16, no Borrower shall open, maintain or otherwise have any bank accounts.

                                      ARTICLE 9

                            EVENTS OF DEFAULT AND REMEDIES

     Section 9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) PRINCIPAL AND INTEREST. Any principal shall not be paid when due, or any interest or any other sum payable under this Agreement or the Notes shall not be paid within three (3) days after the same is due and payable.

          (b) REPRESENTATION AND WARRANTIES. Any representation or warranty at any time made by or on behalf of a Borrower in this Agreement, any Loan Document or in any certificate, written report or statement furnished to Agent or any Lender pursuant hereto or thereto shall prove to have been untrue, incorrect or breached in any material respect on or as of the date on which such representation or warranty was made or deemed to have been made or repeated;

          (c) CERTAIN COVENANTS. Any Borrower shall fail to comply with the covenants set forth in Sections 6.2(b), 6.4, Article 7 or Article 8, and, in the case of any such covenant which is capable or cure or remedy, such non-compliance or breach has continued for a period of ten (10) days;

          (d) OTHER COVENANTS. Any Borrower shall fail to perform, comply with or observe or shall otherwise breach any other covenant or agreement contained in this Agreement and such failure or breach shall continue for more than thirty (30) days after the earlier of the date on which Borrowers shall have first become aware of such failure or breach or Agent or any Lender shall have first notified such Borrower of such failure or breach, unless such Borrower is continuing to undertake reasonable efforts to cure such default or breach and for a period of sixty (60) days thereafter, if such default is capable of cure within such additional period;

          (e) LOAN DOCUMENTS. The breach or a failure of a Borrower to perform, comply with or observe any Loan Document, other than this Agreement, or any other agreement, document, instrument or certificate executed on delivered in connection with this Agreement and if such failure shall continue for more than fifteen (15) days after the earlier of the date on which a Borrower shall have first become aware of such failure or breach or Agent or any Lender shall have first notified a Borrower of such failure or breach, or any Loan Document shall cease to be legal, valid, binding or enforceable in accordance with the terms thereof;

          (f) LITIGATION. Any action at law, suit in equity or other legal proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of a Borrower or any other Person bound thereby, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the material covenants, agreements or obligations of a Borrower under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof;

          (g) DEFAULT BY BORROWERS UNDER OTHER AGREEMENTS. Any default by any Borrower or any event of default shall occur under any agreement, instrument or contract relating to outstanding Indebtedness individually or in the aggregate in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) to which such Borrower is at any time a party or by which such Borrower is at any time bound or affected, or any Borrower shall fail to perform or observe any of its agreements or covenants thereunder, and such default, event of default or failure shall continue for such period of time as would permit, or as would have permitted (assuming the giving of appropriate notice), holders of such Indebtedness to accelerate the maturity of all or any part of such Indebtedness under any such document;

          (h) INSOLVENCY. Any action shall be taken by or on behalf of a Borrower for the termination, winding up, liquidation or dissolution of such Borrower; or a Borrower shall make an assignment for the benefit of creditors, become insolvent or be unable to pay its debts as they mature; or a Borrower shall file a petition in voluntary liquidation or bankruptcy; or a Borrower shall file a petition or answer or consent seeking the reorganization of such Borrower, or the readjustment of any of the Indebtedness of such Borrower; or a Borrower shall commence any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing; or a Borrower shall consent to the appointment of any receiver, administrator, custodian, liquidator or trustee of all or any part of the Property or assets of such Borrower; or any corporate action shall be taken by a Borrower for the purpose of effecting any of the foregoing; or by order or decree of any court of competent jurisdiction, a Borrower shall be adjudicated as bankrupt or insolvent; or any petition for any proceedings in bankruptcy or liquidation or for the reorganization or readjustment of Indebtedness of such Borrower shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing, against such Borrower, or any receiver, administrator, custodian, liquidator or trustee shall be appointed for a Borrower or for all or any part of the Property of a Borrower and such case or proceeding shall remain undismissed for a period of sixty (60) days, or any order for relief shall be entered in a proceeding with respect to such Borrower under the provisions of the United States Bankruptcy Code, as amended;

          (i) JUDGMENT. Any judgment, order or decree for the payment of money in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), which is not insured against, shall be rendered against a Borrower, and such Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within the period of time provided therefor under the applicable law in the jurisdiction in which such judgment was rendered, but in any event within forty-five (45) days after the date of the entry thereof;

          (j) ERISA. (i) Any Termination Event shall occur and as of the date thereof or any subsequent date, the sum of the various liabilities of a Borrower and its ERISA Affiliates (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event exceeds Fifty Thousand and 00/100 Dollars ($50,000.00); or a Borrower or any of its ERISA Affiliates as an employer under any Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plans and the plan sponsors of such Multiemployer Plans shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding Fifty Thousand and 00/100 Dollars ($50,000.00);

          (k)    CHANGE OF CONTROL.  Any Change of Control shall occur;

          (l) MATERIAL ADVERSE CHANGE. Any event or occurrence which has a Material Adverse Effect.

     Section 9.2 TERMINATION OF COMMITMENTS AND ACCELERATION OF OBLIGATIONS. If any one or more of the Events of Default shall at any time occur:

          (a) The Agent may, and upon the request of the Requisite Lenders, shall, by giving notice to Borrowers, immediately terminate the Credit Commitments of all of the Lenders in full and each Lender shall thereupon be relieved of all of its obligations to make any Loans thereunder; except that if there shall be an Event of Default under Section 9.1(h) hereof, the Credit Commitments of all of the Lenders shall automatically terminate in full, and each Lender shall thereupon be relieved of all of its obligations to make any Loans hereunder.

          (b) The Agent may, and upon the request of the Requisite Lenders, shall, by giving notice to Borrowers (in this Agreement and in the other Loan Documents called a "Notice of Acceleration"), declare all of the Obligations, including the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon, and all other sums (if any) payable by Borrowers under this Agreement, the Notes, or any of the other Loan Documents, to be immediately due and payable;

except that if there shall be an Event of Default under Section 9.1(h), all of the Obligations, including the entire unpaid balance of all of the Notes, all of the unpaid interest accrued thereon and all other sums (if any) payable by Borrowers under this Agreement, the Notes or any of the other Loan Documents shall automatically and immediately be due and payable without notice to Borrowers. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without any further notice or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

     Section 9.3 REMEDIES. From and after the occurrence of an Event of Default which is continuing and which has not been waived by the Agent at the direction of the Requisite Lenders, the Agent may, and, upon the request of the Requisite Lenders, shall:

          (a) Subject always to the provisions of Section 10.9 hereof, proceed to protect and enforce all or any of its or the Lenders' rights, remedies, powers and privileges under this Agreement, the Notes or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, any Note or any of the other Loan Documents, or in aid of the exercise of any power granted to Agent herein or therein. In the event the Agent shall fail or refuse to so proceed, the Requisite Lenders shall be entitled to take such action as they shall deem appropriate to enforce their rights hereunder and under the other Loan Documents.

          (b) Remove from any premises where same may be located any and all Inventory or any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts of the Borrowers, or the Agent may use (at the expense of the Borrowers) such of the supplies or space of the Borrowers, at any Borrowers' place of business or otherwise, as may be necessary to properly administer and control the Accounts of the Borrowers or the handling of collections and realizations thereon;

          (c) Bring suit, in the name of any Borrower or the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any such Accounts and issue credits in the name of any Borrower or the Lenders;

          (d) Sell, assign and deliver such Inventory and Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole discretion, and any Lender may bid-or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrowers;

          (e) (i) notify the Account Debtor on any Account or Chattel Paper of Lenders' security interest therein; (ii) demand that monies due or to become due be paid directly to Agent for the account of Lenders; (iii) open Borrowers' mail and to collect any and all amounts due Borrowers from account debtors; (iv) enforce payment of the accounts receivable or Chattel Paper by legal proceedings or otherwise; (v) exercise all of Borrowers' rights and remedies with respect to the collection of the accounts receivable or Chattel Paper; (vi) settle, adjust, compromise, modify, extend or renew the accounts receivable or Chattel Paper;
(vii) settle, adjust or compromise any legal proceedings brought to collect the accounts receivable or Chattel Paper; (viii) to the extent permitted by applicable law, sell or assign the accounts receivable or Chattel Paper upon such terms, for such amounts and at such time or times as Agent deems advisable;
(ix) grant waivers or indulgences with respect to, accept partial payments from, discharge, release, surrender, substitute any customer security for, make compromise with or release, any other party liable on, any account receivable or Chattel Paper; (x) take control, in any manner, of any item of payment or proceeds from any account debtor; (xi) prepare, file, and sign Borrowers' name on any proof of claim in Bankruptcy or similar document against any account debtor; (xii) prepare, file, and sign the appropriate Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the accounts receivable or Chattel Paper; (xiii) endorse the name of the appropriate Borrower upon any Chattel Paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the accounts receivable or Chattel Paper or inventory; (xiv) use the appropriate Borrowers' stationery and sign the appropriate Borrowers' name to verifications of the accounts receivable or Chattel Paper and notices thereof to account debtors; and (xv) use the information recorded on or contained in any data processing Equipment or computer hardware or software relating to the accounts receivable, Chattel Paper, inventory, or proceeds thereof to which such Borrower has access; and

          (f) foreclose the security interests created pursuant to the Loan Documents by any available judicial procedure, or take possession of any or all of the Inventory and Equipment of any Borrower without judicial process and enter any premises where any such Inventory and Equipment may be located for the purpose of taking possession of or removing the same.

     The Agent shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory and Equipment of any Borrower, whether in its then condition or after further preparation or processing, in the name of such Borrower, or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale. If any such Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Inventory and Equipment in such saleable form as the Agent shall deem appropriate. The Borrowers agree, at the request of the Agent, to assemble such Inventory and Equipment and to make it available to the Agent at places which the Agent shall reasonably select, whether at the premises of such Borrower or elsewhere, and to make available to the Agent the premises and facilities of such Borrower for the purpose of the Agent's taking possession of, removing or putting such Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) Business Days notice shall constitute reasonable notification and full compliance with the law. The Agent shall be entitled to use all intangibles and computer software programs and data bases used by a Borrower in connection with its business or in connection with the Collateral. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect. Each Borrower shall remain liable to the Lenders for any deficiencies, and the Lenders in turn agree to remit to the appropriate Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

     Section 9.4 NO IMPLIED WAIVER; RIGHTS CUMULATIVE. No delay on the part of the Agent or any Lender in exercising any right, remedy, power or privilege under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Agent or any Lender under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to Agent or any Lender under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Agent or any such Lender and may be exercised at such time or times and in such order and manner as Agent or any such Lender shall (in its sole and complete discretion) deem expedient.

     Section 9.5 SET-OFF; PRO RATA SHARING. If any principal, interest or other sum payable by a Borrower to Agent or any Lender under the Notes or any of the Loan Documents is not paid to Agent or such Lender punctually when the same shall first become due and payable, or if any Event of Default shall at any time occur and be continuing, any deposits, balances or other sums credited by or due from Agent or such Lender or any of the offices or branches of Agent or any Lender to any Borrower, may, without any prior notice of any kind to such Borrower, or compliance with any other conditions precedent now or hereafter imposed by statute, rule or law or otherwise (all of which are hereby expressly and irrevocably waived by Borrowers), be immediately set off, appropriated and applied by Agent or such Lender toward the payment and satisfaction of the Obligations (but not to any other obligations of any Borrower to Agent or such Lender until all of the Obligations have been paid in full) in such order and manner as Agent or such Lender (in its sole and complete discretion) may determine, subject, however, to the provisions of Section 10.13.


                                      ARTICLE 10

                         CONCERNING THE AGENT AND THE LENDERS

     The Agent and the Lenders agree as follows:

     Section 10.1 APPOINTMENT OF THE AGENT. Each of the Lenders hereby appoints Provident to serve as Agent, under this Agreement and the other Loan Documents, and in such capacity, to administer this Agreement, and the other Loan Documents.

     Section 10.2 AUTHORITY. Each of the Lenders hereby irrevocably authorizes the Agent (i) to take such action on such Lender's behalf under this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (ii) to take such action on such Lender's behalf as the Agent shall consider necessary or advisable for the protection, collection or enforcement of any of the Obligations. The Agent will promptly notify each of the Lenders as soon as it becomes aware of any Default or Event of Default or any failure by the Borrowers to make any payment in respect of any of the Notes, PROVIDED, HOWEVER, that Agent shall not be deemed to have knowledge of any item until such time as Agent's officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such event. If any Lender becomes aware of any Default or Event of Default by Borrowers, it shall promptly notify Agent thereof PROVIDED, HOWEVER, that Lenders shall not be deemed to have knowledge of any item until such time as Lenders' officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such event.

     Section 10.3 ACCEPTANCE OF APPOINTMENT. The Agent hereby accepts its appointment as Agent for each of the Lenders under this Agreement and the other Loan Documents, but only on the terms set forth in this Agreement, including the following:

          (a) Agent makes no representation as to the value, validity or enforceability of this Agreement or of any of the other Loan Documents or as to the correctness of any statement contained in this Agreement or in any of the other Loan Documents;

          (b) Agent may exercise its powers and perform its duties under this Agreement and the other Loan Documents either directly or through its agents or attorneys;

          (c) Agent shall be entitled to obtain from counsel selected by it with reasonable care advice with respect to legal matters pertaining to this Agreement, or any of the other Loan Documents and shall not be liable for any action taken, omitted to be taken or suffered in good faith in accordance with the advice of such counsel;

          (d) Agent shall not be required to use its own funds in the performance of any of its duties or in the exercise of any of its rights or powers, and Agent shall not be obligated to take any action which, in its reasonable judgment, would involve it in any expense or liability unless it shall have been furnished security or indemnity in an amount and in form and substance satisfactory to it; and

          (e) Agent, in performing its duties and functions under this Agreement and the other Loan Documents on behalf of the Lenders, will exercise the same care which it normally exercises in making and handling loans in which it alone is interested, but does not assume further responsibility.

     Section 10.4   COLLATERAL MATTERS.

          (a) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Security Documents (i) upon termination of the Credit Commitments and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrowers to be, renewed or extended. Upon request by Agent at any time, any Lender will confirm in writing Agent's authority to release particular types or items of property covered by the Security Documents pursuant to this Section 10.4(a).

          (b) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Requisite Lenders (as set forth in Section 10.4(a)), each Lender agrees to confirm in writing, upon request by Borrowers, the authority to release any property covered by the Security Documents conferred upon Agent under clauses (i) through (iii) of Section 10.4(a). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Requisite Lenders of its authority to release any particular item or types of property covered by the Security Documents, and upon at least five (5) Business Days prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrowers, in respect of), all interests retained by Borrowers, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Security Documents.

          (c) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 10.4 or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, it its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

     Section 10.5 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

     Section 10.6 APPLICATION OF MONEYS. All moneys realized by the Agent under the Loan Documents shall be held by Agent to apply in accordance with
Section 2.7(b) hereof.

     Section 10.7 RELIANCE BY THE AGENT. Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, telecopy, facsimile or teletype message, statement, order, instrument or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. Agent shall deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until such time as it receives actual notice of an assignment permitted hereunder of such payee's interest, together with the written agreement of the assignee in form and substance satisfactory to Agent that such assignee is bound by this Agreement as a "Lender" hereunder.

     Section 10.8 EXCULPATORY PROVISIONS. Neither Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Lenders for any action taken, omitted to be taken or suffered in good faith by it or them under any of the Loan Documents or in connection therewith, or be responsible for the consequences of any oversight or error of judgment, except for losses due to gross negligence or willful misconduct of such Agent, shareholder, director, officer, employee or agent. Without limiting the generality of the foregoing sentence of this Section 10.8, under no circumstances shall the Agent be subject to any liability to any Lender on account of any action taken or omitted to be taken by such Agent in compliance with the direction of the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder.

          Agent shall not be responsible in any manner to any of the Lenders for the due execution, effectiveness, genuineness, validity or enforceability, perfection or recording of this Agreement, any of the Notes, any of the other Loan Documents or for any certificate, report or other document used under or in connection with this Agreement or any of the other Loan Documents, or for the truth or accuracy of any recitals, statements, warranties or representations contained herein or in any certificate, report or other document at any time hereafter furnished or purporting to have been furnished to it by or on behalf of a Borrower, or any other Person, or be under any obligation to any of the Lenders to ascertain or inquire as to the performance or observance by a Borrower, or any other Person of any of the covenants, agreements or conditions set forth in this Agreement, the Notes or any of the other Loan Documents or as to the use of any moneys lent hereunder or thereunder.

          Agent shall not be obligated to take any action or refrain from taking any action under any Loan Document that might, in its judgment, involve it in any expense or liability until it shall have been indemnified to its satisfaction by or received an agreement to indemnify from each Person which such Agent reasonably believes may be an intended recipient of such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     Section 10.9 ACTION BY THE AGENT. Except as otherwise expressly provided under this Agreement or in any other of the Loan Documents, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder. Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents without the express written direction and instruction of the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder. In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder, direct, the Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder, shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Lenders unless the terms hereof otherwise require the consent of all the Lenders to the taking of such actions. All notices and other material information required to be delivered by Borrowers to Agent hereunder shall be delivered within a reasonable time (and in any event not more than five
(5) days) after Agent's receipt of same by Agent to each Lender. No Lender (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents, except as expressly provided in this Agreement. Action that may be taken by Requisite Lenders or all of the Lenders, as the case may be as provided for hereunder may be taken pursuant to a vote at a meeting (which may be held by telephone conference call) of all of the Lenders, or pursuant to the written consent of such Lenders.

     Section 10.10 AMENDMENTS, WAIVERS AND CONSENTS. Subject to Section 11.5 hereof, any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived upon the consent of the Requisite Lenders, and after such consent, Agent, on behalf of the Lenders, may execute and deliver to Borrowers a written instrument waiving or amending such provision; PROVIDED, HOWEVER, that neither this Agreement, the Notes, nor any of the other Loan Documents may be amended, waived or a variation therefrom or forbearance with respect to such variation consented to without the written consent of the Agent and all of Lenders which effect (i) a change in the Maximum Revolving Commitment; (ii) a change in any Lender's Credit Commitment; (iii) a reduction in the interest rates or reduction of the principal set forth in the Notes; (iv) the extension of the maturity date on the Notes; (v) a change in the payment schedule or scheduled date for the payment of or amount of any interest or principal; (vi) any change in Article 7; (vii) a change in this Section 10.10, the definition of Requisite Lender or any provision of this Agreement which requires consent or action of all the Lenders for action thereunder; (viii) a change in the obligations and liabilities of Agent; (ix) a change which increases the obligations of any Lender; or (x) a change in any fees or charges hereunder or in Sections 2.11 or 11.6 hereof.

     Section 10.11 INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent Agent is not promptly reimbursed by Borrowers), in accordance with its Participation Percentage from and against any and all liabilities, obligations, losses, damages, penalties, interests, actions, judgments and suits of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent relating to or arising out of this Agreement or any of the other Loan Documents or relating to any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, interest, actions, judgments or suits resulting from Agent's own gross negligence or willful misconduct.

     Section 10.12 REIMBURSEMENT OF THE AGENT. Each Lender further agrees to reimburse Agent, in accordance with its Participation Percentage, for any reasonable out-of-pocket costs or expenses incurred by Agent in connection with its duties under this Agreement (including, but not limited to, reasonable fees and disbursements of counsel, travel and living expenses away from home of employees or agents of the Agent and compensation of agents or of experts employed by the Agent to render services for the Lenders hereunder), but only to the extent such fees, disbursements, expenses and compensation have not been promptly reimbursed to the Agent by Borrowers. If any such sums are reimbursed to the Agent by Borrowers after one or more of the Lenders have reimbursed the Agent for such sums, the Agent will refund such sums ratably to the Lenders who contributed such sums.

     Section 10.13 SHARING OF FUNDS RECEIVED. Each Lender and Agent agrees with Agent and each of the other Lenders that if such Lender shall receive from a Borrower or any other Person or Persons, whether by payment received otherwise than in accordance with the terms of the Loan Documents, exercise of the right of set-off, counterclaim, cross-claim, enforcement of any claim, or proceedings against any Borrower or any other Person or Persons, proof of claim in bankruptcy, reorganization, liquidation, receivership or other similar proceedings, or otherwise, and shall retain and apply to the payment of any of the Obligations owing to such Lender any amount in excess of its Pro Rata Share of the payments received by all of the Lenders and the Agent in respect of all of the Obligations, such Lender will promptly make such dispositions and arrangements with the other Lenders and the Agent with respect to such excess, either by way of distribution, PRO TANTO assignment of claim, subrogation or otherwise, as shall result in each of the Lenders receiving in respect of the Obligations owing to it, its Pro Rata Share of such payments.

     Section 10.14 DEALING WITH LENDERS. Agent may at all times deal solely with the several Lenders for all purposes of this Agreement and the protection, enforcement and collection of the

Notes, including without limitation the acceptance and reliance upon any certificate, consent or other document executed on behalf of one or more of the Lenders and the division of payments pursuant to Sections 2.5, 2.6, 2.7, 10.6, and 10.14 hereof. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

     Section 10.15 AGENT AS LENDER. Provident shall have, in its capacity as a Lender under the Loan Documents, the same obligations and the same rights, remedies, powers and privileges under this Agreement and the other Loan Documents as it would have were it not also an Agent.

     Section 10.16 DUTIES NOT TO BE INCREASED. The duties and liabilities of Agent under this Agreement and the other Loan Documents shall not be increased or otherwise changed without its express prior written consent. The Agent shall have no duty to provide information to the Lenders except as expressly set forth herein.

     Section 10.17 LENDER CREDIT DECISIONS. Each Lender acknowledges that it has, independently of and without reliance upon Agent or any of the other Lenders, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents to which it is a party. Each Lender also acknowledges that it will, independently of and without reliance upon Agent or any of the other Lenders, continue to make its own credit decisions in taking or not taking action under this Agreement or any of the other Loan Documents and in determining the compliance or lack thereof by any Borrower and any other Person with any provision of any Loan Document or other document or agreement.

     Section 10.18 RESIGNATION OF AGENT. Provident and any successor Agent may resign as such at any time by giving thirty (30) days' prior written notice of resignation to each Lender and the Borrowers, such resignation to be effective on the date which is specified in such notice. Upon any such resignation by Provident as Agent, or in the event the office of Agent shall thereafter become vacant for any other reason, the Requisite Lenders shall appoint a successor Agent, by an instrument in writing signed by such Lenders and delivered to such successor Agent and the Borrowers whereupon, such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring Agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement or removal hereunder. After any Agent's resignation, the provisions of this
Article 10 shall continue in effect
for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 10.19  ASSIGNMENT OF NOTES; PARTICIPATION.

            (a) Each Lender may, with concurrent notice to Agent and Holdings, assign all or a portion of its rights and obligations under this Credit Agreement and the Notes to an Eligible Assignee; PROVIDED that (i) for each such assignment, the parties thereto shall execute and deliver to an assignment and assumption agreement, in form and substance acceptable to Agent, together with any Notes subject to such assignment; (ii) no such assignment shall reduce the assigning Lender's Credit Commitment to less that Fifty-One Percent (51%) of such Lender's original Credit Commitment without the consent of Agent; and (iii) no such assignment shall be for less than Five Million and 00/100 Dollars ($5,000,000.00) of the aggregate of the Lender's Credit Commitment, unless such assignment is to a then-current holder of a Note or with the written consent of Agent. Upon such execution and delivery of such assignment and assumption agreement to Agent, substantially in the form of Exhibit K hereto, from and after the date specified as the effective date in such Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such agreement, relinquish its rights (other than any rights it may have pursuant to Section 11.6 which will survive) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) Each Lender may sell participations of up to forty-nine percent (49%) of its rights and obligations under the Loan Documents (including, without limitation, up to such portion of its Credit Commitment, the Loans owing to it and the Note held by it); PROVIDED, HOWEVER, that (i) such Lenders' obligations under the Loan Documents (including, without limitation, its Credit Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of the Loan Documents, (iv) the participating banks or other entities shall be entitled to the cost protection provisions of Sections 2.11 and 11.6 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled, (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (vi) no such transfer shall include the transfer of any of such Lender's rights to grant consents or approve amendments or modifications to the Loan Documents except with respect to those items requiring the action of or consent by all of the Lenders or affecting the rights and obligations of Agent. It is understood and agreed that each Lender may share any and all information received by it from or on behalf of the Borrowers pursuant to this Agreement or any of the other Loan Documents with any participant or prospective participant of such Lender.


                                      ARTICLE 11

                          PROVISIONS OF GENERAL APPLICATION

     Section 11.1 TERM OF AGREEMENT. This Agreement shall continue in full force and effect and the duties, covenants, and liabilities of Borrowers hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all Obligations to Agent and each Lender have been satisfied in full.

     Section 11.2   NOTICES.

            (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telex, telecopier, facsimile transmission or telegraph, addressed as follows:

                    (i)   If to Borrowers, at:

                          Eco Soil Systems, Inc.
                          10890 Thornmint Road
                          Suite 200
                          San Diego, California  92127
                          Attn:  William Adams
                          Fax Number: (619) 592-7642

                          with copies to:

                          Latham & Watkins
                          701 B Street, Suite 2100
                          San Diego, California  92101-8197
                          Attn:     Bruce P. Shepherd, Esq.
                          Fax Number:  (619) 686-7419

                   (ii)   If to Agent, at:

                          The Provident Bank
                          One East Fourth Street
                          Cincinnati, Ohio 45202
                          Attn:     Eric L. Jeffries
                          Fax Number:    (513) 579-2858



                          with a copy to:

                          Keating, Muething & Klekamp, P.L.L.
                          1800 Provident Tower
                          One East Fourth Street
                          Cincinnati, Ohio 45202
                          Attn:     J. David Rosenberg
                          Fax Number:    (513) 579-6457

                  (iii)   If to a Lender, at such address set forth on
                          Schedule 1;

or to such other addresses or by way of such telex and other numbers as any party hereto shall have designated in a written notice to the other parties hereto.

            (b) Except as otherwise expressly provided herein, any notice or other communication pursuant to this Agreement or any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first-class mail, postage prepaid, or by telex, telecopier, facsimile transmission or telegraph, and properly addressed in accordance with
Section 11.2(a), (i) when received by the addressee; or (ii) if sent by first class mail, postage prepaid, on the third (3rd) Business Day following the day of the dispatch thereof, whichever of (i) or (ii) shall be the earlier.

     Section 11.3 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by or on behalf of each Borrower in this Agreement, or any of the other Loan Documents shall be deemed to have been relied upon by Agent and each Lender notwithstanding any investigation made by Agent or any Lender and shall survive the making of each of the Loans.

     Section 11.4 POWER OF ATTORNEY. Each Borrower acknowledges and agrees that their appointments of Agent as their attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and this Agreement is terminated.

     Section 11.5 AMENDMENTS. Each of the Loan Documents may be modified, amended or supplemented in any respect whatever, only with the prior written consent or approval of Holdings, Agent and the Requisite Lenders or all of the Lenders (as the case may be) and each other Person (other than a Lender) which is a party to such Loan Document, all in accordance with the terms of Section
10.10 hereof.

     Section 11.6   COSTS, EXPENSES, TAXES AND INDEMNIFICATION.

            (a) Subject to Section 2.11 hereof, Borrowers absolutely and unconditionally agree to pay to the Agent, for the respective pro rata account of the Agent and each Lender, upon demand by Agent or any Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by any of the Loan Documents are ultimately consummated (i) all reasonable out-of-pocket costs and expenses which shall at any time be incurred or sustained by Agent or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the perfection and continuation of the rights of the Lenders and Agent in connection with the Loan, as well as the preparation, negotiation, execution, or delivery or in connection with the amendment or modification of any of the Loan Documents or as a consequence of, on account of, in relation to or any way in connection with the granting by Agent or any of the Lenders of any consents, approvals or waivers under any of the Loan Documents including, but not limited to, reasonable attorneys' fees and disbursements;
(ii) all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by Agent or any of the Lenders or any of their directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement (whether or not suit is instituted) any of its rights, remedies, powers or privileges under any of the Loan Documents or in connection with any litigation, proceeding or dispute in any respect related to any of the relationships under, or any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for Agent or any of the Lenders, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of Agent or any of the Lenders, and the reasonable fees of agents, consultants and experts not in the full-time employ of Agent or any of the Lenders for services rendered on behalf of Agent or any of the Lenders); and (iii) upon the failure of Borrowers to provide or cause to be provided the insurance required under Section 6.2(b), Agent, on behalf of the Lenders, shall have the option to procure and maintain such insurance without notice to Borrowers.

            (b) Borrowers shall absolutely and unconditionally indemnify and hold harmless Agent and each Lender against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by Agent or any Lender or by any of their shareholders, directors, officers, employees, subsidiaries, Affiliates or agents on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents are ultimately consummated, except to the extent such claim, demand, suit, action, cause of action, damage, loss, settlement payment, obligation, cost, expense or other liability if found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's or such Lender's gross negligence or willful misconduct.

          (c) Borrowers hereby covenant and agree that any sums expended by Agent or any Lender which Agent or any Lender is entitled to be reimbursed for pursuant to this Section 11.6, shall be immediately due and payable upon demand by Agent or any Lender, and shall bear interest at the applicable Default Interest Rate from the date Agent or any such Lender incurred such expense until the date such payment is made in full to Agent or such Lender.

     Section 11.7 LANGUAGE. All notices, applications, certificates, reports, financial statements and other financial information, correspondence and all other communications from any Borrower to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents shall be in the English language or shall be accompanied by an English translation thereof completely satisfactory to Agent or such Lender.

     Section 11.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in title and assigns; PROVIDED, HOWEVER, that (i) no Borrower may assign or delegate any of its rights or obligations hereunder to any Person or Persons without the express prior written consent of the Agent and all of the Lenders; and (ii) no Lender may assign or delegate its rights or obligation hereunder to any Person or Persons except in accordance with Section 10.19 hereof.

     Section 11.9 GOVERNING LAW; JURISDICTION AND VENUE. THE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CINCINNATI, OHIO BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN BORROWERS AND THE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE SUBSTANTIVE INTERNAL LAWS AND STATUTES OF

LIMITATION (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF OHIO.

     The Agent, each Lender and each Borrower hereby designate all courts of record sitting in Cincinnati, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement, the Notes, Loan Documents, or the transactions contemplated by this Agreement shall be prosecuted as to all parties, their successors and assigns, and by the foregoing designations the Agent, each Lender, and each Borrower consents to the jurisdiction and venue of such courts. EACH BORROWER WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWERS. In the event such litigation is commenced, each Borrower agrees that service of process may be made and personal jurisdiction over each Borrower obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrowers' appointed Agent for Service of Process in the State of Ohio, which the undersigned hereof designates to be: CT Corporation Systems, Cincinnati, Ohio. Each Borrower recognizes and agrees that the agency has been created for the benefit of each Borrower, Agent and each Lender and agree that this agency shall not be revoked, withdrawn, or modified without the consent of the Agent.

     Section 11.10 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDERS TO EXTEND CREDIT TO EACH BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, EACH BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

     Section 11.11 WAIVERS. Each Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of the Loans made, issued, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     Section 11.12 INTERPRETATION AND PROOF OF LOAN DOCUMENTS. Whenever possible, the provisions of each Loan Document will be construed in such a manner as to be consistent with this Agreement and each other Loan Document. If any of the provisions of any Loan Document are inconsistent with this Agreement, such provisions of this Agreement will supersede such provisions of such Loan Document. This Agreement, the Loan Documents and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Agent or any Lender at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by an photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Agent or such Lender may destroy any original document so reproduced. The Borrowers agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Agent of such Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 11.13 INTEGRATION OF SCHEDULES AND EXHIBITS. The Exhibits and Schedules annexed to this Agreement are an integral part of this Agreement and are incorporated herein by reference.

     Section 11.14 HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     Section 11.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

     Section 11.16 SEVERABILITY. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.17 ONE GENERAL OBLIGATION. All Loans and advances by Lenders to Borrowers under this Agreement constitute one loan, and all Obligations of Borrowers to Agent and the Lenders under this Agreement constitute one general obligation. It is expressly understood and agreed that all of the rights of Agent and each Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement.

     Section 11.18 CONFIDENTIALITY. (a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent or any Lender or by one or more Affiliates of Agent or any Lender and Borrower hereby authorizes each Agent and each Lender to share any information delivered to them by Borrower and its Affiliates pursuant to this Agreement, or in connection with the decision of Agent or each Lender to enter into this Agreement, to any such Affiliate of Agent or Lender, it being understood that any such Affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder.

            (b) Each Lender and the Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to Agent or any Lender; PROVIDED, that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any of the Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to an Affiliate of Agent or any Lender as provided in clause (a) above, or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to be bound by the provisions hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written in Cincinnati, Ohio.

SIGNED IN THE PRESENCE OF:              BORROWERS:

                                        ECO SOIL SYSTEMS, INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
   Brett P. Rosenblatt                  Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------


                                        ASPEN CONSULTING COMPANIES, INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        TURF SPECIALTY, INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: President
                                              ---------------------------------


                                        TURF ACQUISITION SUB., INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------

                                        ECO TURF PRODUCTS, INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: President
                                              ---------------------------------


                                        AGRICULTURAL SUPPLY, INC. (f.k.a.
                                        AGRICULTURAL ACQUISITION SUB.,
                                        INC.)



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------


                                        MITIGATION SERVICES, INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------


                                        BENHAM CHEMICAL CORPORATION



/s/ Brett P. Rosenblatt                 By:  /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------

                                        YUMA ACQUISITION SUB., INC.



/s/ Brett P. Rosenblatt                 By: /s/ William B. Adams
----------------------------------         ------------------------------------
    Brett P. Rosenblatt                 Name: William B. Adams
----------------------------------           ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------


                                        THE LENDERS:

                                        THE PROVIDENT BANK



                                        By: /s/ Christopher B. Gribble
----------------------------------         ------------------------------------
                                        Name:
----------------------------------           ----------------------------------
                                        Title:
                                              ---------------------------------


                                        AGENT:

                                        THE PROVIDENT BANK, as Agent



                                        By: /s/ Christopher B. Gribble
----------------------------------         ------------------------------------
                                        Name:
----------------------------------           ----------------------------------
                                        Title:
                                              ---------------------------------

                                      SCHEDULE 1

                                     CREDIT                      PARTICIPATION
 LENDER                              COMMITMENT                     PERCENTAGE
 THE PROVIDENT BANK                  Revolving Credit Loan
 One East Fourth Street
 Seventh Floor                       $20,000,000.00                   100%
 Cincinnati, Ohio  45202
 Attn:  Eric L. Jeffries
        (513) 579-2236